                                                                     EXHIBIT 2.1
                                                                     -----------

--------------------------------------------------------------------------------



                               VAIL BANKS, INC.

                                      AND

                            TELLURIDE BANCORP, LTD.




                     ====================================


                                 MERGER AGREEMENT

                                      and

                             PLAN OF REORGANIZATION

                     ====================================









                                APRIL 16, 1998



--------------------------------------------------------------------------------

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION
                  -------------------------------------------


          THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 16th day of April, 1998 by and between VAIL BANKS, INC., a Colorado corporation (hereinafter "Vail Banks"), [and unless the context otherwise requires, the term "Vail Banks" shall include both Vail Banks and its wholly-owned subsidiary, WestStar Bank, a Colorado bank (hereinafter "WestStar")], and TELLURIDE BANCORP, LTD., a Colorado corporation (hereinafter the "Company"), [and unless the context otherwise requires, the term the "Company" shall include its wholly-owned subsidiaries, Bank of Telluride, a Colorado bank (hereinafter "Bank of Telluride"), and Western Colorado Bank, a Colorado bank (hereinafter "Western Colorado"). Telluride Bancorp, Ltd., and Bank of Telluride and Western Colorado Bank shall sometimes hereinafter be referred to collectively as the "Banks"].

                                 W I T N E S S E T H:
                                 -------------------

          WHEREAS, in order to effect the Merger (as defined below) the Boards of Directors of the parties hereto deem it advisable and in the best interests of each such corporation and their respective shareholders that Vail Banks acquire one hundred percent (100%) of the ownership of the Company pursuant to the merger of the Company with and into Vail Banks for cash and shares of Vail Banks Common Stock and that Vail Banks shall be the surviving corporation of the Merger upon the terms and conditions hereinafter set forth and as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A; and

          WHEREAS, WestStar is a wholly-owned subsidiary of Vail Banks and Bank of Telluride and Western Colorado are wholly-owned subsidiaries of the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual and reciprocal representations, warranties, promises and covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE I
                                 ---------

                       TERMS OF THE BUSINESS ARRANGEMENT
                       ---------------------------------

          1.1  MERGER.  Pursuant to the terms and conditions provided herein, on
               ------
the Closing Date (hereinafter defined) the Company shall be merged with and into Vail Banks in accordance with and in the manner set forth in the Holding Company Merger Agreement.

          1.2  CONSIDERATION.  For purposes of determining the amount of cash
               -------------
and the number of shares of Vail Banks Common Stock that will be delivered to the owners of Company Common Stock (the "Company Shareholders") at the Closing:

          (a) The value of the Company shall be assumed to be the lesser of (i) three hundred percent (300%) of the Company's Shareholder Equity (as that term is defined in paragraph (c) below) immediately prior to the Closing, or (ii) $33,000,000 (the "Company's Assumed Value").

          (b) The value of one share of Vail Banks Common Stock shall be equal to Vail Banks' Shareholder Equity (as that term is defined in paragraph (c) below) immediately prior to Closing divided by the total number of shares of Vail Banks Common Stock outstanding immediately prior to Closing multiplied by two hundred fifty percent (250%) (the "Vail Banks Assumed Per Share Value"); provided, however, that for purposes of determining the Vail Banks Assumed Per Share Value, every share of stock of Vail Banks which is not Vail Banks Common Stock, every debt instrument issued by Vail Banks which provides for the conversion into Vail Banks Common Stock, and every option or right to purchase stock of Vail Banks shall be treated as though such conversion occurred the day immediately prior to Closing.

          (c) For purposes of this Section 1.2, Shareholder Equity shall be the value of the shareholder equity of the Company or Vail Banks, as the case may be, as shown on unaudited, consolidated financial statements dated the day immediately preceding Closing (or, in the case of the Company, dated the last day of the month immediately preceding the month in which the Closing occurs) and prepared in accordance with the standards set forth in Section 4.2.6; provided, however, that Vail Banks' Shareholder Equity shall be determined after giving effect to either any initial public offering of Vail Banks Common Stock undertaken by Vail Banks (an "IPO") or any other capital raising transaction which is required or allowed under the Regulatory Approvals (as defined in Article III) (the "Equity Funding Transactions") and shall be reduced by the amount of the fee paid or to be paid to the Wallach Company as described in
Section 3.2 below.

          (d) Except as may be modified pursuant to paragraph (f) below, the number of shares of Vail Banks Common Stock to be delivered at the Closing shall be that number of shares equal to fifty-five percent (55%) of the Company's Assumed Value divided by the Vail Banks Assumed Per Share Value.

          (e) The amount of cash to be delivered to the Company Shareholders at Closing shall be forty-five percent (45%) of the Company's Assumed Value (the "Cash Portion"). For all purposes of this Agreement the Cash Portion shall include all cash paid to those Company Shareholders who exercise their right to dissent from the Merger (the "Dissenting Shareholders").

          (f) Notwithstanding the preceding paragraph (d), in the event that the product of (1) the number of shares to be delivered to the Company Shareholders pursuant to paragraph (d) and (2) the Equity Funding Value (as defined in paragraph (h) below) (the "Stock Portion") would be less than forty-five percent (45%) of the sum of the Cash Portion and the Stock Portion, then Vail Banks shall deliver to the Company Shareholders that number of shares of Vail Banks Common Stock ("Additional Common Stock") which will cause the sum of (1) the Stock Portion and (2) the Additional Common Stock multiplied by the Equity Funding Value (the "Adjusted Stock Portion") to equal forty-five percent (45%) of (A) the Adjusted Stock Portion plus (B) the Cash Portion; provided, however, if the offering price of the Vail Banks Common Stock in any Equity Funding Transaction is less than the equivalent of $135 per share based on the current capital structure of Vail Banks (i.e. without giving effect to any stock splits accomplished in connection with any Equity Funding Transaction), then Vail Banks shall have the right to terminate this Agreement as provided in Section 11.1(k) hereof.

          (g) The Company Shareholders shall be entitled to elect to receive shares of Vail Banks Common Stock, cash or a combination thereof, in the amounts specified by such Company Shareholders in accordance with the provisions of this paragraph. On a date approximately 15 days prior to the date of the meeting of Company Shareholders, referred to in Section 3.1.1 hereof, to be held for the purpose of ratifying and authorizing the Company's entry into this Agreement (the "Company Shareholder Meeting"), a form of election shall be mailed to each Company Shareholder (the date of such form of election being referred to herein as the "Mailing Date"). Each Company Shareholder shall indicate thereon his or her preference as to the proportion of Vail Banks Common Stock and/or cash which he or she desires to receive in exchange for his or her Company Common Stock and shall return the form to the secretary of the Company prior to the adjournment of the Company Shareholder Meeting (the "Election Date"). If the form of election of any Company Shareholder is not returned prior to the Election Date, such Company Shareholder will be deemed to have elected to receive (1) an amount of cash equal to the Cash Portion multiplied by the Company Shareholder's percentage ownership in the Company immediately prior to the Merger and (2) that number of shares of Vail Banks Common Stock equal to the Stock Portion or Adjusted Stock Portion, as the case may be, multiplied by the Company Shareholder's percentage ownership in the Company immediately prior to the Merger. If Company Shareholders elect to receive in the aggregate an amount of cash in excess of the Cash Portion, then the amount of cash to be paid to any Company Shareholder shall be adjusted to equal the amount which bears the same ratio to the total amount of cash elected to be received by such Company Shareholder as the Cash Portion, bears to the total amount of cash elected to be received by all Company Shareholders. Conversely, if Company Shareholders elect to receive in the aggregate a number of shares of Vail Banks Common Stock in excess of the Stock Portion or the Adjusted Stock Portion, as the case may be, then the number of shares of Vail Banks Common Stock to be delivered to any Company Shareholder shall be adjusted to equal the number of shares of Vail Banks Common Stock which bears the same ratio to the total number of shares of Vail Banks Common Stock elected to be received by such Company Shareholder as the Stock Portion or Adjusted Stock Portion, as the case may be, bears to the total number of shares of Vail Banks Common Stock elected to be received by all Company Shareholders.

          (h) For purposes of this Section 1.2, "Equity Funding Value" shall mean the price paid for one share of Vail Banks Common Stock in any Equity Funding Transaction.

Upon the terms and conditions of this Agreement and the Holding Company Merger Agreement, Vail Banks shall make available on or before the Effective Date of the Merger (as defined in the

Holding Company Merger Agreement) for delivery to (or to the order of) the Company Shareholders sufficient funds to provide for cash payments to the Company Shareholders as provided in this Agreement.
An example of the determination of the consideration to be delivered to the Company Shareholders pursuant to this Section 1.2 is attached hereto as Exhibit H.

          1.3     POSSIBLE INITIAL PUBLIC OFFERING OF VAIL BANKS COMMON STOCK.
                  -----------------------------------------------------------
The Board of Directors of Vail Banks may determine to cause Vail Banks to consummate an initial public offering of Vail Banks Common Stock immediately before or contemporaneously with the Closing. In such event, Vail Banks shall use its commercially reasonable best efforts to consummate such offering, and the Company shall cooperate with the officers, directors, representatives, agents, attorneys and accountants of Vail Banks and use its commercially reasonable best efforts to furnish to Vail Banks all information concerning the Company and the Banks as Vail Banks or its representatives may request in connection with such offering.

          1.4     DELIVERY OF CONSIDERATION.  (a)  Contemporaneously with the
                  -------------------------
Closing, Vail Banks shall deliver to the holders of certificates formerly evidencing ownership of Company Common Stock, immediately upon receipt from the Company Shareholders of such certificates, duly executed and in proper form for transfer, the Consideration to which they are entitled pursuant to the provisions of this Article.

          (b) The portion of the Consideration that is to be paid to the Company Shareholders in Vail Banks Common Stock shall be issued by Vail Banks in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated pursuant thereto. At Closing, Vail Banks will enter into a Registration Rights Agreement in the form of Exhibit F attached hereto with each Company Shareholder receiving Vail Banks Common Stock hereunder.

          (c) In the event that the IPO Closing Date does not occur prior to or contemporaneously with the Closing Date, the Company shall cause each Company Shareholder who receives Vail Banks Common Stock hereunder, severally and not jointly with any other person, (i) to acknowledge that the shares of Vail Banks Common Stock to be delivered to that Company Shareholder pursuant to Section 1.2 have not been registered under the Securities Act, and therefore may not be resold by that Company Shareholder without being in compliance with the Securities Act or an exemption thereof prior to the registration of such stock,
(ii) convenant that none of the shares of Vail Banks Common Stock issued to that Company Shareholder pursuant to Section 1.2 will be offered, sold, assigned, transferred or otherwise disposed of except upon full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission and applicable state securities laws and regulations, and (iii) to execute and be bound by the provisions of that Shareholders' Agreement between Vail Banks and each owner of the capital stock of Vail Banks, dated February 26, 1997, as thereafter or hereafter amended (the "Vail Banks Shareholders' Agreement") (attached hereto as Exhibit G). In addition, the certificates evidencing the shares of Vail Banks Common Stock delivered to each

Company Shareholder will bear a legend substantially in the form set forth below and containing such other information as Vail Banks may deem necessary or appropriate:

       EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND HOLDING COMPANY MERGER AGREEMENT DATED ______________, 1998 AMONG THE ISSUER AND THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE SIX MONTH PERIOD ENDING ON ___________, 199__ (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

       THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, HAVE BEEN ISSUED PURSUANT TO AND UNDER ONE OR MORE EXEMPTIONS THERETO, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, OR DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

       TRANSFER OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND ENTITLED TO THE BENEFITS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT, DATED AS OF FEBRUARY 26, 1997, BY AND AMONG VAIL BANKS, INC. AND ITS SHAREHOLDERS, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF VAIL BANKS, INC.

          1.5  DUE DILIGENCE.  Vail Banks and the Company shall have forty-five
               -------------
(45) days from the date of this Agreement in which to conduct reasonable due diligence activities with respect to the other party and its wholly-owned subsidiaries. Immediately upon the expiration of the thirtieth (30th) day of such forty-five (45) day period the Company shall provide the Company Disclosure Memorandum described in Section 4.1 below to Vail Banks and Vail Banks shall provide the Vail Banks Disclosure Memorandum described in Section 6.1 below to the Company.

          1.6  VAIL BANKS BOARD OF DIRECTORS POSITION.  Immediately following
               --------------------------------------
the Closing, Vail Banks shall (i) use its best efforts to nominate and elect Garner F. Hill, II ("Hill") and one additional person who is either a member of the Management (as that term is defined in Section 4.2.5) of the Company or a Company Shareholder to serve as members of the Board of Directors of WestStar for a term ending two (2) years following the date of Closing; and (ii) use its best efforts to cause the shareholders of Vail Banks to nominate and elect such persons to serve as members of the Board of Directors of Vail Banks for a term ending two (2) years following the date of Closing.

          1.7  RESTRICTIONS ON TRANSFER OF VAIL BANKS COMMON STOCK.  In the
               ---------------------------------------------------
event that an IPO is completed by Vail Banks immediately before or contemporaneously with the Closing, the Company agrees to use its best efforts to cause each Company Shareholder, to the extent and for the period required by the underwriters in connection with the IPO, to agree not to sell, assign, exchange, transfer, or otherwise dispose of (A) any shares of Vail Banks Common Stock received by any Company Shareholder in the Merger or (B) any interest in (including any option to buy or sell unless such option is not exercisable until after expiration of the Restricted Period) any of those shares of Vail Banks Common Stock, in whole or in part.

                                  ARTICLE II
                                  ----------

                                    CLOSING
                                    -------

          The transactions contemplated herein shall be consummated (the "Closing") at such place as mutually agreed to by the parties hereto. In the
--------
event that Vail Banks is actively working toward consummating an IPO at the time at which all approvals from any and all governmental authorities having jurisdiction over the transactions contemplated by this Agreement and the Holding Company Merger Agreement and the expiration of any waiting or similar period required by applicable law (the "Regulatory Approvals"), are received and complied with, the Closing shall occur on the date on which the IPO transaction closes (the "IPO Closing Date"). In the event that the IPO Closing Date has occurred at the time of receipt of all Regulatory Approvals, the Closing shall occur on or before the thirtieth (30th) day following the receipt of all Regulatory Approvals. In the event that Vail Banks is not actively working toward consummating an IPO at the time at which the Regulatory Approvals are received, the Closing shall occur on or before the later of (i) December 31, 1998 or (ii) the tenth (10th) business day following the last day of the month following the month in which all Regulatory Approvals are received (but in no event shall the Closing occur before July 1, 1998), or at such other time and place as may be mutually satisfactory to the parties hereto (the "Closing Date"). The parties acknowledge that the Closing is not conditioned upon the successful completion of an IPO.

                                  ARTICLE III
                                  -----------

                               OTHER AGREEMENTS
                               ----------------

            3.1   SHAREHOLDER CONSENT
                  -------------------

                  3.1.1  THE COMPANY.  Two-thirds of the shareholders of the
                         -----------
Company Common Stock will vote on or before the thirtieth (30th) day following the date of this Agreement to ratify and authorize the Company's entry into this Agreement and the Holding Company Merger Agreement.

                  3.1.2  VAIL BANKS.  Two-thirds of the shareholders of Vail
                         ----------
Banks Common Stock and Vail Banks Series A Preferred Stock (the "Vail Banks Preferred Stock") will vote on or before the thirtieth (30th) day following the date of this Agreement to ratify and authorize Vail Banks' entry into this Agreement.

            3.2   BROKERS; FINDERS' FEES; COMMISSIONS.  Each party hereto
                  -----------------------------------
represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the preceding sentence, Vail Banks has entered into an agreement with The Wallach Company pursuant to which Vail Banks will pay to The Wallach Company a percentage fee based upon the value of assets purchased by Vail Banks pursuant to this Agreement. Each party agrees to indemnify the other and hold and save the other harmless from any claim or demand for commissions or other compensation by any broker, finder or similar agent (other than The Wallach Company) claiming to have been employed by or on behalf of such party.

            3.3   ACCESS, INFORMATION AND DOCUMENTS. During the forty-five
                  ---------------------------------
(45) days following the date of this Agreement the Company shall permit, and shall cause the Banks, to permit, Vail Banks and its authorized representatives full access, except as prohibited by law, during normal business hours to all of the Company's and the Banks' properties, books, contracts, commitments and records and the Company shall furnish, and shall cause the Banks to furnish, Vail Banks and its authorized representatives such information concerning the Company's and the Banks' affairs as Vail Banks may reasonably request. The Company shall require, and shall cause the Banks to require, its personnel to assist Vail Banks in making any such investigation of the Company or the Banks and shall cause the counsel, accountants, employees and other representatives of the Company and the Banks to be available to Vail Banks for such purposes. During such investigation, Vail Banks and its authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable and shall advise the Company or the Banks of those items of which copies are made. No investigation made heretofore or hereafter by Vail Banks shall affect the representations and warranties of the Company hereunder; provided, however, that in the event any investigation made by Vail Banks after the provision by the Company to Vail Banks of the Company Disclosure Memorandum which affects the representations and warranties of the Company hereunder, the Company may amend the Company Disclosure Memorandum in order to make any such representation or warranty true, correct and complete. Vail Banks and WestStar agree to allow the Company access to information and documentation on the same terms as set forth above.

            3.4   CONFIDENTIALITY.  Prior to consummation of the Holding
                  ---------------
Company Merger, the parties to this Agreement will provide each other with information which may be deemed by the party providing the information to be confidential or proprietary. Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Agreement and use such information only in connection with the consummation of the Mergers, except that the obligations contained in this Section 3.4 shall not in any way restrict the rights of any party or person to use information that (i) was known to such party prior to the disclosure by the other party; (ii) is or becomes generally available to the public other than by breach of this Agreement; or (iii) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Agreement. If this Agreement is terminated prior to consummation of the Holding Company Merger, each party agrees to return all documents and other material, and any copies thereof, whether or not confidential, provided to it by or on behalf of the other party to this Agreement. Each party shall insure that its officers, directors, investment advisors, attorneys and other representatives who are given access to such information are bound by and will use the information only in accordance with the foregoing restrictions. The provisions of this Section 3.4 shall survive any termination of this Agreement.

            3.5  FULL COOPERATION.  The parties shall cooperate fully with
                 ----------------
each other and with their respective agents, representatives, counsel and accountants in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications and other requests for consents and approvals with respect to the transactions contemplated hereby and by the Holding Company Merger Agreement.

            3.6  EXPENSES.  All of the expenses incurred by Vail Banks in
                 --------
connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing regulatory applications with state and federal authorities in connection with the transactions contemplated hereby, shall be paid by Vail Banks. All expenses incurred by the Company in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants for the Company shall be paid by the Company and/or the Company Shareholders.

            3.7  APPROVALS AND CONSENTS.  Each party hereto represents and
                 ----------------------
warrants to and covenants with the others that it will, and will cause its officers, directors, employees and agents to, use its and their best efforts to obtain as soon as is reasonably practicable all approvals and consents of state and federal departments or agencies required or deemed necessary for consummation of the transactions contemplated by this Agreement. Provided, however, that Vail

Banks shall have primary responsibility for preparation, filing and prosecution of all applications associated with such approvals and consents.

            3.8  PUBLICITY.  All press releases and other announcements
                 ---------
respecting the subject matter of this Agreement or an initial public offering of Vail Banks Common Stock to any person shall be made only at the direction of Vail Banks following consultation with and notice to the Company.

            3.9  PRESERVATION OF GOODWILL.  Each party hereto shall use its
                 ------------------------
reasonable best efforts to preserve its business organization and the business organization of its subsidiaries, to keep available the services of its present employees and of the present employees of its subsidiaries, and to preserve the goodwill of customers and others having business relations with such party or its subsidiaries.

            3.10 AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms
                 -------------------------------------
and conditions of this Agreement, the parties agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective on a timely basis the transactions contemplated by this Agreement and the Holding Company Merger Agreement.

            3.11 DIVIDENDS.  The Company may not prior to Closing declare
                 ---------
dividends or other distributions on its Common Stock. The Banks may declare dividends. Except with prior written consent of Vail Banks, neither the Company nor the Banks may issue, sell, repurchase, acquire or redeem any of its Common Stock.

            3.12 EMPLOYMENT AGREEMENTS.  Vail Banks shall have entered into an
                 ---------------------
agreement with each person listed on Exhibit I hereto (an "Employee") which shall provide that Vail Banks shall employ the Employee for a period of two (2) years from the date of Closing and shall pay the Employee an annual salary during such two (2) year period equal to the amount opposite the Employee's name on Exhibit I. Furthermore, each agreement shall provide that Vail Banks will not pay to the Employee the amount of the unpaid salary due under the agreement in the event that Vail Banks terminates the Employee's employment for "Cause," which shall mean (i) Employee's refusal, negligence or willful misconduct in connection with the performance of his duties, (ii) Employee's conviction (or nolo contendere plea) in connection with a crime against WestStar or its affiliates or involving a felony or moral turpitude (for purposes of this Agreement "moral turpitude" shall mean any act or activity involving dishonesty, immorality, theft or fraud), or (iii) the performance of any act or failure to perform any act (other than in good faith) to the detriment of WestStar. Disability because of illness or accident or any other physical or mental disability shall not constitute a basis for discharge for Cause. Each agreement shall also provide that Vail Banks shall not be obligated to pay any amount, other than compensation already earned, to the Employee in the event that the Employee terminates his or her employment by Vail Banks. In addition, all other terms and conditions of each agreement must be satisfactory to Vail Banks.

                                  ARTICLE IV
                                  ----------

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
           --------------------------------------------------------

            To induce Vail Banks to enter into and perform this Agreement, the Company represents, warrants, covenants and agrees as follows, which representations, warranties, covenants and agreements are being made as of the date hereof and shall be deemed to be made again as of the Closing:

            4.1  COMPANY DISCLOSURE MEMORANDUM.  The Company shall deliver
                 -----------------------------
to Vail Banks on or before the thirtieth (30th) day following the date of this Agreement a memorandum (the "Company Disclosure Memorandum") containing certain information regarding the Company and the Banks as indicated at various places in this Agreement. All information set forth in the Company Disclosure Memorandum or in documents incorporated by reference in the Company Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of the Company under this Article IV. The information contained in the Company Disclosure Memorandum shall be deemed to be part of and qualify only those representations and warranties contained in this
Article IV which make specific reference to the Company Disclosure Memorandum. All information in each of the documents and other writings furnished to Vail Banks pursuant to this Agreement or the Company Disclosure Memorandum is or will be true, correct and complete in all material respects and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. The Company shall promptly provide Vail Banks with written notification of any event, occurrence or other information necessary to maintain the Company Disclosure Memorandum and all other documents and writings furnished to Vail Banks pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

            4.2   CORPORATE AND FINANCIAL.
                  -----------------------

                  4.2.1  AUTHORITY.  (a)  Subject to the approval of the
                         ---------
Company Shareholders, certain lenders and various state and federal regulatory authorities, the Company has full power and authority to make, execute and perform this Agreement and the Holding Company Merger Agreement and to consummate the transactions contemplated hereby and thereby, and no further action is necessary on the part of the Company to authorize its consummation of the transactions contemplated hereby and thereby. Other than such regulatory approvals and approval from certain lenders, no further corporate action is necessary on the part of the Company to consummate the transactions contemplated hereby and by the Holding Company Merger Agreement. This Agreement constitutes the valid and binding obligation of the Company, and the Holding Company Merger Agreement constitutes the consent of the Company to the Holding Company Merger, and each is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

                         (b) Subject to the approval of the Company Shareholders
and various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of federal or state law applicable to the Company or the Banks, the violation of which could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of the Company or the Banks; (ii) violate any provision of the articles of incorporation or charter, as the case may be, or bylaws of the Company or the Banks; (iii) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which the Company or either of the Banks is a party, which, singly or in the aggregate, could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of the Company or the Banks; or (iv) constitute a violation of any order, judgment or decree to which the Company or either of the Banks is a party, or by which the Company or the Banks or any of their respective assets or properties are bound.

                  4.2.2  CORPORATE STATUS.
                         ----------------

                         (a) THE COMPANY.  The Company is a corporation duly
                             -----------
organized, validly existing and in good standing under the laws of the state of Colorado and has no direct or indirect subsidiaries other than the Banks. The Company has all requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. The Company is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed in Section 4.2.2(a) of the Company Disclosure Memorandum, which are all jurisdictions where the character of the property owned by it or the nature of the business transacted by it make such license, qualification or domestication necessary.

                         (b) BANK OF TELLURIDE.  Bank of Telluride is a bank
                             -----------------
duly organized, validly existing and in good standing under the laws of the State of Colorado. Bank of Telluride has all requisite corporate power and authority and is entitled to own and lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

                         (c) WESTERN COLORADO.  Western Colorado is a bank duly
                             ----------------
organized, validly existing and in good standing under the laws of the State of Colorado. Western Colorado has all requisite corporate power and authority and is entitled to own and lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

                  4.2.3  CAPITAL STRUCTURE.
                         -----------------

                         (a) THE COMPANY.  (i)  The Company has an authorized
                             -----------
capital stock consisting solely of 100,000 shares, $1.00 par value, common stock, of which 17,356 shares of common stock are issued and outstanding as of the date hereof (a list of the Company Shareholders and the number of shares of Company Common Stock owned by each is attached hereto as Exhibit B). All of the outstanding capital stock of the Company is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of the Company previously issued. None of the capital stock of the Company has been issued in violation of any preemptive or other rights of its shareholders.

                             (ii)  Except as set forth in Section 4.2.3(a)(ii)
of the Company Disclosure Memorandum, the Company does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of the Company, or any other securities or debt of the Company, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                             (iii) Except as set forth in Section 4.2.3(a)(iii)
of the Company Disclosure Memorandum, there is no agreement, arrangement or understanding to which the Company is a party restricting or otherwise relating to the transfer of any shares of capital stock of the Company.

                             (iv)  All shares of Company Common Stock or other
capital stock, or any other securities or debt, of the Company, which have been purchased or redeemed by the Company have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of the Company.

                         (b) BANK OF TELLURIDE.  (i)  Bank of Telluride has an
                             -----------------
authorized capital stock consisting solely of 100,000 shares, $1.00 par value, common stock, of which 7,500 shares of common stock are issued and outstanding as of the date hereof and of which the Company owns 7,500 shares, or 100% of the issued and outstanding common stock. All of the outstanding capital stock of Bank of Telluride is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Bank of Telluride previously issued. None of the capital stock of Bank of Telluride has been issued in violation of any preemptive or other rights of its shareholders.

                             (ii)  Bank of Telluride does not have outstanding
any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Bank of Telluride, or any other securities or debt of Bank of Telluride, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Bank of Telluride is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                             (iii) There is no agreement, arrangement or under-
standing to which either Bank of Telluride or the Company is a party restricting or otherwise relating to the transfer of any shares of capital stock of Bank of Telluride.

                             (iv)  All shares of Bank of Telluride Common Stock
or other capital stock, or any other securities or debt, of Bank of Telluride, which have been purchased or redeemed by Bank of Telluride have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Bank of Telluride.

                         (c) WESTERN COLORADO.  (i)  Western Colorado has an
                             ----------------
authorized capital stock consisting solely of 50,000 shares, $1.00 par value, common stock, of which 40,000 shares of common stock are issued and outstanding as of the date hereof and of which the Company owns 40,000 shares, or 100% of the issued and outstanding common stock. All of the outstanding capital stock of Western Colorado is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Western Colorado previously issued. None of the capital stock of Western Colorado has been issued in violation of any preemptive or other rights of its shareholders.

                             (ii)  Western Colorado does not have outstanding
any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Western Colorado, or any other securities or debt of Western Colorado, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Western Colorado is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                             (iii) There is no agreement, arrangement or under-
standing to which either Western Colorado or the Company is a party restricting or otherwise relating to the transfer of any shares of capital stock of Western Colorado.

                             (iv)  All shares of Western Colorado Common Stock
or other capital stock, or any other securities or debt, of Western Colorado, which have been purchased or redeemed by Western Colorado have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Western Colorado.

                      4.2.4  CORPORATE RECORDS.  The stock records and minute
                             -----------------
books of the Company and the Banks, as applicable, whether previously or in the future furnished or made available to Vail Banks by the Company and the Banks, fully and accurately reflect all issuances, transfers and redemptions of the common stock of the Company or the Banks, as applicable, correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of the Company or the Banks, correctly show all corporate action taken by the directors and shareholders of the Company or the Banks (including actions taken by consent without a meeting), and contain true and correct copies or originals of their respective articles of incorporation or charter, as the case may be, and all amendments thereto, bylaws, as amended and currently in force, and the minutes of all meetings or consent actions of their respective directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by the respective directors or shareholders of the Company or the Banks except those contained in the minute books. All corporate records of the Company and the Banks have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

                      4.2.5  TAX RETURNS, TAXES.  (a)  The Company and the Banks
                             ------------------
have duly filed or will file when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon their respective incomes, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely their respective businesses or operations. Such returns or reports are, and when filed will be, true, complete and correct, and the Company and the Banks have paid, or will pay with respect to returns or reports related to their respective businesses not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges including all applicable interest and penalties, set forth in such returns or reports related to their respective businesses. All federal, state and local taxes and other governmental charges paid or payable by the Company or the Banks have been paid, or have been accrued or reserved on their respective books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of the Company and the Banks for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, the Company and the Banks shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Neither the Company nor either of the Banks has received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of officers of the Company or either of the Banks (collectively "Management"), there is no threatened claim against either the Company or either of the Banks, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the Company 1997 Financial Statements (as defined below) or disclosed in the notes with respect thereto. There are no waivers or agreements by either the Company or either of the Banks for the extension of time for the assessment of any taxes. The federal income tax returns of the Company or either of the Banks have not been examined by the Internal Revenue Service for any period since calendar year 1990.

                             (b) Except as set forth in Section 4.2.5(b) of the
Company Disclosure Memorandum, proper and accurate amounts have been withheld by the Company and the Banks from their employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by the Company and the Banks for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

                      4.2.6  FINANCIAL STATEMENTS.  The Company will deliver to
                             --------------------
Vail Banks contemporaneously with the delivery of the Company Disclosure Memorandum true, correct and complete copies of (i) the audited, consolidated financial statements of the Company and the Banks for the years ended December 31, 1995, 1996 and 1997, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited, consolidated financial statements for the year ended December 31, 1997 being referred to as the "Company 1997 Financial Statements") and (ii) unaudited, consolidated financial statements of the Company and the Banks for the period ended March 31, 1998, including a balance sheet, statement of income and related notes. In addition, the Company will provide to Vail Banks monthly interim unaudited, consolidated financial statements of the Company and the Banks ending at the end of each month prior to Closing and after March 31, 1998. All of such financial statements, except for the interim statements which have been prepared consistently with the audited financial statements of the Company but without footnotes, etc., have been prepared in accordance with generally accepted accounting principles consistently applied and truthfully reflect the assets, liabilities and financial condition of the Company and the Banks as of the dates indicated therein and the results of its operations for the respective periods then ended.

                      4.2.7  REGULATORY REPORTS.  The Company will deliver to
                             ------------------
Vail Banks contemporaneously with the delivery of the Company Disclosure Memorandum for review and inspection all Forms FRY6 filed by the Company with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for the three years ended December 31, 1997 and through the date of this Agreement, together with all other reports filed by the Company or the Banks for the same period with the Division of Banking of the Department of Regulatory Agencies of the State of Colorado (the "Division of Banking"), and other applicable regulatory agencies (collectively, the "Reports"). All of such Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

                      4.2.8  ACCOUNTS.  Section 4.2.8 of the Company Disclosure
                             --------
Memorandum contains a list of each and every bank and other institution in which the Company or either of the Banks maintains an account or safety deposit box, the account numbers and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

                      4.2.9  NOTES AND OBLIGATIONS.  (a)  Except as set forth in
                             ---------------------
Section 4.2.9(a) of the Company Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by the Company or either of the Banks or due to any one of them shown in the Company 1997 Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are, and will be, genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in Section 4.2.9(a) of the Company Disclosure Memorandum or in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to Vail Banks for examination prior to the Closing Date. All such notes and obligations were entered into by either the Company or either of the Banks, as the case may be, in the ordinary course of business and in compliance with all applicable laws and regulations.

                             (b) The Company has established a loss reserve in
its Company 1997 Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date in accordance with formulas and procedures consistent with past practice which is or will be adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of the Company or the Banks, as the case may be, to enforce the note or obligation, and the representations set forth in subsection (a) above are qualified in their entirety by the aggregate of such loss reserve.

                        4.2.10 LIABILITIES.  Neither the Company nor either of
                               -----------
the Banks has any debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of the Company, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to, (a) liability or obligation on account of any federal, state or local taxes or penalty, or interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by the Company or either of the Banks or any other entity covering employees of the Company or the Banks, or (d) environmental liability, except
(i) those reflected in the Company 1997 Financial Statements, or (ii) as disclosed in Section 4.2.10 of the Company Disclosure Memorandum. Except as set forth in Section 4.2.10 of the Company Disclosure Memorandum, on the Closing Date, the Company shall have no indebtedness of any nature whatsoever, and neither of the Banks shall have any indebtedness resulting from the borrowing of any funds, property or services; provided, however, that this section 4.2.10 shall not apply to the purchase of Federal Funds in the ordinary course of business.

                       4.2.11 ABSENCE OF CHANGES.  Except as specifically
                              ------------------
provided for in this Agreement or specifically set forth in Section 4.2.11 of the Company Disclosure Memorandum, since December 31, 1997:

                              (a) there have been no changes in the business,
assets, properties, liabilities, results of operations or financial condition of the Company or the Banks, or in any of their respective relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which Management believes will have a material adverse effect on such businesses, assets, liabilities, results of operations, financial conditions or properties;

                              (b) there has been no material damage, destruction
or loss to the assets, properties or business of the Company or the Banks, whether or not covered by insurance, which has had or which Management believes may have an adverse effect thereon;

                              (c) the businesses of the Company and the Banks
have been operated in the ordinary course, and not otherwise;

                              (d) the properties and assets of the Company and
the Banks used in their respective businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                              (e) the respective books, accounts and records of
the Company and the Banks have been maintained in the usual, regular and ordinary manner;

                              (f) there has been no increase greater than 5% in
the compensation or in the rate of compensation or commissions payable or to become payable by the Company and/or the Banks to any of their directors or executive officers, or to any of their employees earning $25,000 or more per annum, or any general increase greater then 5% in the compensation or in the rate of compensation payable or to become payable to employees of the Company and/or either of the Banks earning less than $25,000 per annum ("general increase" for the purpose hereof meaning any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any director, officer, or employee hired by the Company or either of the Banks at a salary in excess of $25,000 per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any of their employees;

                              (g) there have been no changes in the articles of
incorporation or charter, as the case may be, or bylaws of the Company or either of the Banks;

                              (h) there has been no labor dispute, unfair labor
practice charge or employment discrimination charge, nor, to the knowledge of Management, any organizational effort by any union, or institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving the Company or either of the Banks, or affecting their respective operations;

                              (i) there has been no issuance, sale, repurchase,
acquisition or redemption by the Company or either of the Banks of any of their respective capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

                              (j) except as set forth in Section 4.2.11(f) of
the Company Disclosure Memorandum, there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests or pledges to secure public deposits or federal funds purchased arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of the Company or either of the Banks or assumed by any one of them with respect to any of their assets;

                              (k) except as disclosed in the Company 1997
Financial Statements, any interim financial statements or Section 4.2.11(1) of the Company Disclosure Memorandum, there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by the Company or either of the Banks which would be required to be reflected on a balance sheet of the Company or either of the Banks prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

                              (l) no obligation or liability of either the
Company or either of the Banks has been discharged or satisfied, other than in the ordinary course of business;

                              (m) there have been no sales, transfers or other
dispositions of any asset or assets of either the Company or the Banks, other than sales in the ordinary course of business; and

                              (n) there has been no amendment, termination or
waiver of any right of either the Company or the Banks under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on either of their businesses or properties.

                       4.2.12 LITIGATION AND PROCEEDINGS.  Except as set forth
                              --------------------------
in Section 4.2.12 of the Company Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations pending or, to the knowledge of Management, threatened against, by or affecting either the Company or the Banks, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of either the Company or the Banks or relating to the business or affairs of either the Company or the Banks, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does either the Company or the Banks have any unasserted contingent liabilities which might have an adverse effect on either of their assets or on the operation of their respective businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

                       4.2.13  INVESTMENT INTENTIONS. (a)  Each Company
                               ---------------------
Shareholder who is to receive Vail Banks Common Stock in the Merger will agree in writing prior to being issued such shares of Vail Banks Common Stock that he or she (i) will be acquiring the shares of Vail Banks Common Stock to be issued pursuant to Section 1.2 to the Company Shareholder solely for such Company Shareholder's account, for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any of those shares in connection with any distribution; (ii) is not a party to any agreement or other arrangement for the disposition of any shares of Vail Banks Common Stock other than this Merger Agreement; (iii) unless disclosed otherwise in
Section 4.2.13 of the Company Disclosure Memorandum, is an "accredited investor" as defined in Securities Act Rule 501(a); (iv) (A) is able to bear the economic risks of an investment in the Vail Banks Common Stock acquired pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Company Shareholder is capable of evaluating the merits and risks of the proposed investment in the Vail Banks Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of Vail Banks concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current and proposed officers and directors of Vail Banks, the plans for the operations of the business of Vail Banks, the business, operations, and financial condition of Vail Banks, and any plans of Vail Banks for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to such Company Shareholder's satisfaction.

                               (b) To the best of the knowledge of the
management of the Company, there is no plan or intention by any Company Shareholder who owns one percent (1%) or more of the Company Common Stock and to the best of the knowledge of management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Vail Banks Common Stock received in the merger that would reduce the Company Shareholders' ownership of Vail Banks Common Stock to a number of shares having a value, as of the date of the Closing, of less than forty-five percent (45%) of the value of all of the formerly outstanding stock of the Company as of the date of the Closing. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Vail Banks Common Stock will be treated as outstanding Company Common Stock on the date of the Closing. Moreover, shares of Company Common Stock redeemed, or disposed of prior or subsequent to the Closing will be considered in making this representation.

                 4.3   BUSINESS OPERATIONS.
                       -------------------

                       4.3.1  CUSTOMERS.  Management has no knowledge of any
                              ---------
presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor of either of the Banks or in the inability of either of the Banks to collect amounts due therefrom or to return funds deposited thereby, except as set forth in Section 4.3.1 of the Company Disclosure Memorandum.

                       4.3.2  PERMITS; COMPLIANCE WITH LAW.  (a)  The Company
                              ----------------------------
and the Banks have all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for them to carry on their respective businesses as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Management, threatened.

                              (b) The Company and the Banks have complied with
all laws, regulations, and orders applicable to them or their businesses.
Section 4.3.2(b) of the Company Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of the Company or either of the Banks which occurred since December 31, 1992, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(d) of

Regulation S-K promulgated by the Securities and Exchange Commission if the Company or either of the Banks had been subject to the reporting requirements under the Securities Act or the Exchange Act. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of the Company or the Banks to conduct their businesses.

                              (c) Except as set forth in Section 4.3.2(c) of the
Company Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of the Company or either of the Banks to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Management, threatened.

                       4.3.3  ENVIRONMENTAL.  (a)  Except as set forth in
                              -------------
Section 4.3.3(a) of the Company Disclosure Memorandum, the Company and the
Banks:

                                  (i)   have not caused or permitted, and have
no knowledge of, the generation, manufacture, use, or handling or the release or presence of any hazardous substances on, in, under or from any properties or facilities currently owned or leased by the Company or either of the Banks or adjacent to any properties so owned or leased; and

                                  (ii)  have complied with, and have kept all
records and made all filings required by, applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, manufacture, use, handling, release or presence of any hazardous substance on, in, under or from any properties or facilities currently owned or leased by the Company or either of the Banks.

                              (b) Except as set forth in Section 4.3.3(b) of the
Company Disclosure Memorandum, neither the Company nor either of the Banks nor any of their officers, directors, employees or agents, in the course of their employment by the Company or either of the Banks, has directly or indirectly given advice with respect to, or participated in any respect, directly or indirectly, in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production or processing of hazardous substances, nor has the Company or either of the Banks foreclosed on any property on which there is a threatened release of any hazardous substances or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or solid wastes are located.

                              (c) Except as set forth in Section 4.3.3(c) of the
Company Disclosure Memorandum, neither the Company nor either of the Banks, nor any of their officers, directors, employees, and agents, are aware of, have been told of, or have observed, the presence of any hazardous substance or solid waste on, in, under, or around property on which the Company or either of the Banks holds a legal or security interest, in violation of, or creating liability under, federal, state or local environmental statutes, regulations, or ordinances.

                       4.3.4  INSURANCE.  Section 4.3.4 of the Company
                              ---------
Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, the Company and either of the Banks or any of their officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in Section 4.3.4 of the Company Disclosure Memorandum, Management believes that such policies and bonds provide adequate coverage to insure the properties and businesses of the Company and the Banks and the activities of their officers, directors and employees against such risks and in such amounts as are prudent and customary. Neither the Company nor the Banks will as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. The Company and the Banks have previously made available to Vail Banks a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1992 with respect to the business and affairs of the Company and the Banks.

                 4.4   PROPERTIES AND ASSETS.
                       ---------------------

                       4.4.1  CONTRACTS AND COMMITMENTS.  Section 4.4.1 of the
                              -------------------------
Company Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which the Company or either of the Banks is a party, or by which they may be bound, involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days, other than agreements, contracts, security deeds, guaranties or commitments made in the ordinary course of the Company's business and other agreements pursuant to which the Company has received a security interest. Except as set forth in Section 4.4.1 of the Company Disclosure Memorandum, each such contract, agreement, guaranty and commitment of the Company and the Banks is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that will give rise to any notice of default, termination or partial termination. The Company and the Banks have complied with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been made available to Vail Banks for examination.

                       4.4.2  LICENSES; INTELLECTUAL PROPERTY.  The Company and
                              -------------------------------
the Banks have all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct their businesses as presently conducted and, except as described in Section 4.4.2 of the Company Disclosure Memorandum, neither the Company nor either of the Banks is a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information, and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by the Company or the Banks or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by the Company or the Banks, are listed in Section 4.4.2 of the Company Disclosure Memorandum. The Company and the Banks have complied with all applicable Colorado laws relating to the filing or registration of "fictitious names" or trade names.

                       4.4.3  PERSONAL PROPERTY.  The Company and the Banks each
                              -----------------
have good and marketable title to all of their respective personalty, tangible and intangible, reflected in the Company 1997 Financial Statements (except as since sold or otherwise disposed of by either of them in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character except (i) those referred to in the notes to the Company 1997 Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Management, is claimed to exist), (ii) those described in Section 4.4.3 of the Company Disclosure Memorandum and (iii) liens for taxes not due and payable.

                       4.4.4  LEASES.  (a)  All leases pursuant to which either
                              ------
the Company or either of the Banks is lessor or lessee (the "Leases") of any real or personal property are valid and enforceable in accordance with their terms; there is not, under any of such Leases any default or, to the knowledge of Management, any claimed default by the Company or either of the Banks, as the case may be, or event of default or event which with notice or lapse of time, or both would constitute a default by the Company or either of the Banks, as the case may be, and in respect of which adequate steps have not been taken to prevent a default on either of their parts from occurring.

                              (b) Except as set forth in Section 4.4.4(b) of the
Company Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for either the Company or the Banks to enter into new leases of real property or to renew or amend existing Leases prior to the Closing Date.

                              (c) The copies of the Leases heretofore furnished
or made available by the Company and the Banks to Vail Banks are true, correct and complete, and the Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to Vail Banks, and are in full force and effect in accordance with their terms.

                              (d) Except as set forth in Section 4.4.4(d) of the
Company Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid, nor is any brokerage commission payable, by or to the Company or the Banks with respect to any Lease.

                       4.4.5  REAL PROPERTY.  (a)  Except as disclosed in
                              -------------
Section 4.4.5(a) of the Company Disclosure Memorandum, the Company and the Banks have good and marketable title to the real property reflected in the Company 1997 Financial Statements (the "Realty"), and the titles to the Realty are covered by title insurance policies providing coverage in the amount of the original purchase price.

                              (b) Except as set forth in Section 4.4.5(b) of the
Company Disclosure Memorandum, the interests of the Company or the Banks in the Realty and in and under each of the Leases are free and clear of any and all liens and encumbrances except for liens for current taxes not yet due, and are subject to no present claim, contest, dispute, action or, to the knowledge of Management, threatened action at law or in equity.

                              (c) The present and past use and operations of,
and improvements upon, the Realty and all real properties leased by the Company and the Banks (the "Leased Properties") are in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations, including the Americans with Disabilities Act, and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Management, there are no proposed changes therein that would affect the Realty, the Leased Properties or their uses.

                              (d) Management is not aware of any proposed or
pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Realty or the Leased Properties which may adversely affect the Realty or the Leased Properties or the current or currently contemplated use thereof.

                              (e) The buildings and structures owned, leased or
used by the Company and the Banks are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the businesses and affairs of the Company and the Banks as presently conducted.

                 4.5   EMPLOYEES AND BENEFITS.
                       ----------------------

                       4.5.1  COMPENSATION STRUCTURE.  Section 4.5.1 of the
                              ----------------------
Company Disclosure Memorandum contains a true and complete list of the names, titles, responsibilities and compensation arrangements of each person whose earned compensation (including without limitation all salary, wages, bonuses and fringe benefits, other than those fringe benefits made available to all employees on a non-discriminatory basis), regardless of whether actually payable in such year, from the Company and either of the Banks for the current fiscal year will equal or exceed $25,000. Section 4.5.1 of the Company Disclosure Memorandum contains copies of all written agreements, correspondence (other than outstanding offers of employment to prospective employees whose compensation levels will not exceed $25,000 in cash), memoranda and other written materials currently in effect which have been provided to such employees relating to their compensation.

                       4.5.2  DIRECTORS OR OFFICERS OF OTHER CORPORATIONS.
                              -------------------------------------------
Except as set forth in Section 4.5.2 of the Company Disclosure Memorandum, no director, officer, or employee of the Company or either of the Banks serves, or in the past five years has served, as a director or officer of any other corporation (other than the Company or either of the Banks) on behalf of or as a designee of the Company or any of its subsidiaries.

                       4.5.3  EMPLOYEE BENEFITS.  (a)  Except as set forth in
                              -----------------
Section 4.5.3(a) of the Company Disclosure Memorandum, neither the Company nor either of the Banks has or maintains a pension plan, profit sharing plan, group insurance plan, employee welfare benefit plan (as such term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance plan, bonus plan, stock option plan or deferred compensation plan for any of its current or former employees.

                              (b) Each "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained by or on behalf of the Company or either of the Banks (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans") and any defined benefit plan (as defined in Section 3(35) of ERISA) terminated by the Company or either of the Banks within the five plan-years ending immediately before the Closing Date), which covers or covered any employees of the Company, the Banks, or any subsidiary or of any predecessors thereof (each a "Plan"), is listed in Section 4.5.3(b) of the Company Disclosure Memorandum, and copies of all the Plans and Plan trusts (if applicable), Summary Plan Descriptions, Actuarial Reports and valuations (if any), and Annual Reports (and attachments thereto) on Form 5500, 5500-C or 5500-R, as the case may be (if required pursuant to ERISA), for the most recent three years with respect to the Plans, Internal Revenue Service determination letters and any other related documents requested by Vail Banks or its counsel have been, or prior to the Closing Date will be, provided to Vail Banks.

                              (c) Except as set forth in Section 4.5.3(c) of the
Company Disclosure Memorandum, with respect to each Plan: no litigation or administrative or other proceeding is pending or, to the knowledge of Management, threatened; each Plan has been restated or amended so as to comply with all applicable requirements of law, including all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor. Neither the Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to the Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

                              (d) Except as set forth in Section 4.5.3(d) of the
Company Disclosure Memorandum, each Plan has been administered in compliance in all material respects with applicable law and the terms of the Plan.

                              (e) Except as disclosed in Section 4.5.3(e) of the
Company Disclosure Memorandum and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), neither the Company nor either of the Banks has any obligation to provide, or material liability for, health care, life insurance or other benefits after termination of active employment. As of the Closing Date, the Company and the Banks will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, including adequate reserves to provide for any post-retirement health care, life insurance or other benefits with respect to periods of employment prior to the Closing Date, based on an actuarial valuation satisfactory to the actuaries of the Company and the Banks representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plan.

                              (f) To the knowledge of Management, no fact or
circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an Affiliate (as defined below) of the Company maintains within the meaning of
Section 4062 or 4064 of ERISA, and, in either case, PBGC has not previously taken any such action which has, or reasonably might, result in any liability of an Affiliate or the Company to the PBGC, which would have an adverse effect on the business of the Company. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Sections 414(b) or 414(c) of the Code of which the Company is also a member.

                              (g) Only current and former employees of the
Company or the Banks participate in any Plan.

                       4.5.4  LABOR-RELATED MATTERS.  Neither the Company nor
                              ---------------------
either of the Banks is, and neither the Company nor either of the Banks has been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, the Company or the Banks. Except as set forth in Section 4.5.4 of the Company Disclosure Memorandum, neither the Company nor either of the Banks has received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of their employees. The Company has complied with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. To the knowledge of Management, there are no unfair labor practice charges pending or threatened against the Company or either of the Banks, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, or slowdowns or strikes pending or threatened against, or involving, as the case may be, the Company or either of the Banks with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by the Company or either of the Banks as to any of their employees or as to any person seeking employment therefrom, and no such violations exist.

                       4.5.5  RELATED-PARTY TRANSACTIONS.  Except for (a) loans
                              --------------------------
and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Company or the Banks with other persons who are not affiliated with the Company or the Banks, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of the Banks at the time such deposits were entered into, and (c) transactions specifically described in Section 4.5.5 of the Company Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees of the Company or either of the Banks involving the expenditure after December 31, 1997 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of the Company or the Banks).

                  4.6  OTHER MATTERS.
                       -------------

                       4.6.1  APPROVALS, CONSENTS AND FILINGS.  Except for the
                              -------------------------------
approval of the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC"), the Division of Banking, the Company Shareholders, or as set forth in
Section 4.6.1 of the Company Disclosure Memorandum, neither the execution and delivery of this Agreement or the Holding Company Merger Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby, will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Banks, or any of their respective assets.

                       4.6.2  DEFAULT.  (a)  Except for those consents
                              --------
described in or set forth pursuant to Section 4.6.1 above or as set forth in
Section 4.6.2(a) of the Company Disclosure Memorandum, neither the execution of this Agreement or the Holding Company Merger Agreement nor the consummation of the transactions contemplated herein or therein (i) constitutes a breach of or default under any contract or commitment to which the Company or either of the Banks is a party or by which the Company or either of the Banks or their properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of the Company or either of the Banks, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of the Company or either of the Banks.

                              (b) Except as set forth in Section 4.6.2(b) of the
Company Disclosure Memorandum, neither the Company nor either of the Banks is in default under its articles of incorporation or charter, as the case may be, or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which the Company or either of the Banks is a party or by which either of them or any of their property is bound.

                       4.6.3  BANK OF TELLURIDE.  The Company owns 100% of the
                              -----------------
equity interests of Bank of Telluride, and pursuant to the Holding Company Merger, Vail Banks will acquire all of the Company's rights, title and interest in and to such equity interests.

                       4.6.4  WESTERN COLORADO.  The Company owns 100% of the
                              ----------------
equity interests of Western Colorado, and pursuant to the Holding Company Merger, Vail Banks will acquire all of the Company's rights, title and interest in and to such equity interests.

                       4.6.5  REPRESENTATIONS AND WARRANTIES.  No material
                              ------------------------------
representation or warranty contained in this Article IV or in any written statement delivered by or at the direction of the Company or either of the Banks pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents furnished to Vail Banks in connection with this Agreement or pursuant hereto are true, correct and complete.

                                   ARTICLE V
                                   ---------

                      CONDUCT OF BUSINESS OF THE COMPANY
                      ----------------------------------
                         OR THE BANKS PENDING CLOSING
                         ----------------------------

          During the period from the date of this Agreement and continuing until the Closing Date, or the earlier termination of this Agreement pursuant to
Article IX hereof, the Company agrees (except as expressly contemplated by this Agreement or to the extent that Vail Banks shall otherwise consent in advance in writing) that:

          (a)  ORDINARY COURSE.  Except in specific contemplation of the
               ---------------
transactions contemplated by this Agreement, the Company and the Banks shall carry on their businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business), and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with representatives, customers, suppliers, personnel and others having business dealings with the Company and the Banks.

          (b)  DIVIDENDS; CHANGES IN STOCK.  Except upon the prior written
               ---------------------------
approval of Vail Banks, the Company shall not and or shall not propose to declare or pay any dividends on, or make other distributions in respect of, any of their capital stock, and neither the Company nor either of the Banks shall or shall propose to (i) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or either of the Banks, or (ii) repurchase or otherwise acquire any shares of their capital stock.

          (c)  ISSUANCE OF SECURITIES.  The Company and the Banks shall not
               ----------------------
sell, issue, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of their capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or enter into any agreement with respect to the foregoing.

          (d)  GOVERNING DOCUMENTS; COMPLIANCE WITH LAW.  The Company and the
               ----------------------------------------
Banks shall not amend their articles of incorporation or charter, as the case may be, or bylaws; provided, however, that Western Colorado may amend its charter to move its main banking location from Norwood, Colorado to Montrose, Colorado and to make the existing main banking location in Norwood, Colorado a branch location. The Company and the Banks shall each maintain their corporate existence and powers and fully comply with all federal, state and local laws with respect to their operations and the conduct of their businesses.

          (e)  NO ACQUISITIONS.  The Company and the Banks shall not acquire by
               ---------------
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to them.

          (f)  NO DISPOSITIONS.  The Company and the Banks shall not sell, lease
               ---------------
or otherwise dispose of any of their assets except for sales, leases and other dispositions in the ordinary course of business consistent with prior practice.

          (g)  MAINTENANCE OF PROPERTIES.  The Company and the Banks shall
               -------------------------
maintain their properties and assets in satisfactory condition and repair for the purposes intended, ordinary wear and tear and damage by fire or other casualty excepted.

          (h)  BENEFIT PLANS, ETC.  The Company and the Banks shall not enter
               ------------------
into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, stock option, stock purchase or other benefit plan or any union, employment or consulting agreement except as required by law or regulations and shall not accelerate the exercisability of any options, warrants or rights to purchase securities of the Company or either of the Banks pursuant to any benefit plan.

          (i)  BOOKS AND RECORDS.  The books and records of the Company and the
               -----------------
Banks shall be maintained in the usual, regular and ordinary course on a basis consistent with prior years.

          (j)  INCREASE IN COMPENSATION.  The Company and the Banks shall not
               ------------------------
grant to any officer, employee or agent any increase in compensation (other than any increase referred to in Section 4.2.11(f) hereof) or in severance or termination pay, or enter into any employment agreement, except as may be required under employment, termination or other agreements in effect on the date of this Agreement and which are described in the Company Disclosure Memorandum.

          (k)  PAYMENT OF DEBT.  The Company and the Banks shall not pay any
               ---------------
claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business or as required by the terms of any written instrument evidencing or governing the same, a copy of which has been heretofore made available to Vail Banks.

          (l)  OTHER ACTIONS.  The Company and the Banks shall not take any
               -------------
action that would or could reasonably be expected to result in any of the representations and warranties of the Company and the Banks set forth in this Agreement becoming untrue at any time on or prior to the Closing Date.

          (m)  MAINTENANCE OF INSURANCE.  The Company and the Banks shall
               ------------------------
maintain and keep or cause to be maintained and kept in full force and effect all of the insurance referred to in Section 4.3.4 hereof or other insurance equivalent thereto.

          (n) INVESTMENT PORTFOLIO.  The Company and the Banks shall only invest
              --------------------
funds of the Company or the Banks in securities of the government of the United States, Repurchase Agreements secured by securities of the government of the United States, federal funds, or deposits insured by the FDIC; provided, however, that no such investment by the Company or the Banks shall have a stated maturity of greater than five (5) years and the various stated maturities of the Company's and the Banks' investments shall be consistent with the stated maturities of the investments held in the ordinary course of the Company's and the Banks' businesses.

          (o)  BANKING RELATIONSHIPS.  Except for changes in the ordinary course
               ---------------------
of business, no change will be made in the banking and safe deposit arrangements referred to in Section 4.2.8 hereof.

          (p)  ADVICE OF CHANGES.  The Company and the Banks shall promptly
               -----------------
advise Vail Banks orally and in writing of any change or event having, or which Management of the Company and the Banks believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of the Company or the Banks.

                                 ARTICLE VI
                                 ----------

                 REPRESENTATIONS AND WARRANTIES OF VAIL BANKS
                 --------------------------------------------

          To induce the Company to enter into and perform this Agreement, Vail Banks represents, warrants, covenants and agrees as follows, which representations, warranties, covenants and agreements are being made as of the date hereof and shall be deemed to be made again as of the Closing:

          6.1     VAIL BANKS DISCLOSURE MEMORANDUM.  Vail Banks shall
                  --------------------------------
deliver to the Company on or before the thirtieth (30th) day following the date of this Agreement a memorandum (the "Vail Banks Disclosure Memorandum") containing certain information regarding Vail Banks and WestStar as indicated at various places in this Agreement. All information set forth in the Vail Banks Disclosure Memorandum or in documents incorporated by reference in the Vail Banks Disclosure Memorandum is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Vail Banks under this Article VI. The information contained in the Vail Banks Disclosure Memorandum shall be deemed to be part of and qualify only those representations and warranties contained in this Article VI which make specific reference to the Vail Banks Disclosure Memorandum. All information in each of the documents and other writings furnished to the Company pursuant to this Agreement or the Vail Banks Disclosure Memorandum is or will be true, correct and complete in all material respects and does not and will not omit to state any fact necessary in order to make the statements therein not misleading. Vail Banks shall promptly provide the Company with written notification of any event, occurrence or other information necessary to maintain the Vail Banks Disclosure Memorandum and all other documents and writings furnished to the Company pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing.

          6.2   CORPORATE AND FINANCIAL.
                -----------------------

                6.2.1  AUTHORITY.  (a)  Subject to the approval of various
                       ---------
state and federal regulatory authorities, Vail Banks has full power and authority to make, execute and perform this Agreement and the Holding Company Merger Agreement and to consummate the transactions contemplated hereby and thereby, and no further action is necessary on the part of Vail Banks to authorize its consummation of the transactions contemplated hereby and thereby. Other than such regulatory approvals, no further corporate action is necessary on the part of Vail Banks to consummate the transactions contemplated hereby and by the Holding Company Merger Agreement. This Agreement constitutes the valid and binding obligation of Vail Banks, and the Holding Company Merger Agreement constitutes the consent of Vail Banks to the Holding Company Merger, and each is enforceable in accordance with its terms, except as limited by the laws affecting creditors' rights generally and by the discretion of courts to compel specific performance.

                       (b) Subject to the approval of the various state and federal regulators, the execution, delivery and performance of this Agreement and the other transactions contemplated or required in connection herewith will not, with or without the giving of notice or the passage of time, or both, (i) violate any provision of federal or state law applicable to Vail Banks or WestStar, the violation of which could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of Vail Banks or WestStar; (ii) violate any provision of the articles of incorporation or charter, as the case may be, or bylaws of Vail Banks or WestStar; (iii) conflict with or result in a breach of any provision of, or termination of, or constitute a default under any instrument, license, agreement or commitment to which Vail Banks or WestStar is a party, which, singly or in the aggregate, could be expected to have an adverse effect on the business, operations, properties, assets, financial condition or prospects of Vail Banks or WestStar; or (iv) constitute a violation of any order, judgment or decree to which Vail Banks or WestStar is a party, or by which Vail Banks or WestStar or any of their respective assets or properties are bound.

                6.2.2  CORPORATE STATUS.
                       ----------------

                       (a) VAIL BANKS.  Vail Banks is a corporation duly
                           ----------
organized, validly existing and in good standing under the laws of the state of Colorado and has no direct or indirect subsidiaries other than WestStar and Mortgage Associates Vail, Inc. Vail Banks has all requisite corporate power and authority and is entitled to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. Vail Banks is duly licensed, qualified or domesticated as a foreign corporation in the jurisdictions listed in Section 6.2.2(a) of the Vail Banks Disclosure Memorandum, which are all jurisdictions where the character of the property owned by it or the nature of the business transacted by it make such license, qualification or domestication necessary.

                       (b) WESTSTAR.  WestStar is a bank duly organized,
                           --------
validly existing and in good standing under the laws of the State of Colorado. WestStar has all requisite corporate power and authority and is entitled to own and lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

                6.2.3  CAPITAL STRUCTURE.
                       -----------------

                       (a) VAIL BANKS.  (v)  Vail Banks has an authorized
                           ----------
capital stock consisting of 2,000,000 shares, $1.00 par value, common stock, of which 228,582 shares of common stock are issued and outstanding as of the date hereof, 50,000 shares, with a par value equal to 135% of the book value of Vail Banks at the time of issuance, Series A Preferred Stock, of which 34,258 shares of Series A Preferred Stock are issued and outstanding as of the date hereof, and 200,000 shares of Series B Preferred Stock, with a par value equal to 75% of the book value of Vail Banks at the time of issuance, of which no shares of Series B Preferred Stock are issued and outstanding as of the date hereof (a list of Vail Banks Shareholders and the number of shares of the capital stock of Vail Banks owned by each is attached hereto as Exhibit C). All of the outstanding capital stock of Vail Banks is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of Vail Banks previously issued. None of the capital stock of Vail Banks has been issued in violation of any preemptive or other rights of its shareholders.

                           (vi)  Except as set forth in Section 6.2.3 (a)(ii) of
the Vail Banks Disclosure Memorandum, Vail Banks does not have outstanding any securities which are either by their terms or by contract convertible or exchangeable into capital stock of Vail Banks, or any other securities or debt of Vail Banks, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. Vail Banks is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                           (vii) Except as set forth in Section 6.2.3 (a)(iii)
of the Vail Banks Disclosure Memorandum, there is no agreement, arrangement or understanding to which Vail Banks is a party restricting or otherwise relating to the transfer of any shares of capital stock of Vail Banks.

                           (viii) All shares of Company Common Stock or other
capital stock, or any other securities or debt, of Vail Banks, which have been purchased or redeemed by Vail Banks have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of Vail Banks.

                       (b) WESTSTAR.  (i)  WestStar has an authorized capital
                           --------
stock consisting solely of 130,693 shares, $6.00 par value, common stock, of which 130,693 shares of common stock are issued and outstanding as of the date hereof and of which Vail Banks owns 130,693 shares, or 100% of the issued and outstanding common stock. All of the outstanding capital stock of WestStar is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of WestStar previously issued. None of the capital stock of WestStar has been issued in violation of any preemptive or other rights of its shareholders.

                           (ii)  WestStar does not have outstanding any
securities which are either by their terms or by contract convertible or exchangeable into capital stock of WestStar, or any other securities or debt of WestStar, or any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements or understandings for the purchase or the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock. WestStar is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register, any shares of its capital stock.

                           (iii) There is no agreement, arrangement or under-
standing to which either WestStar or Vail Banks is a party restricting or otherwise relating to the transfer of any shares of capital stock of WestStar.

                           (iv)  All shares of WestStar Common Stock or other
capital stock, or any other securities or debt, of WestStar, which have been purchased or redeemed by WestStar have been purchased or redeemed in accordance with all applicable federal, state and local laws, rules, and regulations, including, without limitation, all federal and state securities laws and rules and regulations of any securities exchange or system on which such stock, securities or debt are, or at such time were, traded, and no such purchase or redemption has resulted or will, with the giving of notice or lapse of time, or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of WestStar.

                 6.2.4  CORPORATE RECORDS.  The stock records and minute books
                        -----------------
of Vail Banks and WestStar, as applicable, whether previously or in the future furnished or made available to the Company by Vail Banks and WestStar, fully and accurately reflect all issuances, transfers and redemptions of the common stock of Vail Banks or WestStar, as applicable, correctly show the record addresses and the number of shares of such stock issued and outstanding on the date hereof held by the shareholders of Vail Banks or WestStar, correctly show all corporate action taken by the directors and shareholders of Vail Banks or WestStar (including actions taken by consent without a meeting), and contain true and correct copies or originals of their respective articles of incorporation or charter, as the case may be, and all amendments thereto, bylaws, as amended and currently in force, and the minutes of all meetings or consent actions of their respective directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by the respective directors or shareholders of Vail Banks or WestStar except those contained in the minute books. All corporate records of Vail Banks and WestStar have been maintained in accordance with all applicable statutory requirements and are complete and accurate.

                 6.2.5  TAX RETURNS, TAXES.  (a)  Vail Banks and WestStar
                        ------------------
have duly filed or will file when due (i) all required federal and state tax returns and reports, and (ii) all required returns and reports of other governmental units having jurisdiction with respect to taxes imposed upon their respective incomes, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of such assets or affect adversely their respective businesses or operations. Such returns or reports are, and when filed will be, true, complete and correct, and Vail Banks and WestStar have paid, or will pay with respect to returns or reports related to their respective businesses not yet filed because not yet due, to the extent such taxes or other governmental charges have become due, all taxes and other governmental charges including all applicable interest and penalties, set forth in such returns or reports related to their respective businesses. All federal, state and local taxes and other governmental charges paid or payable by Vail Banks or WestStar have been paid, or have been accrued or reserved on their respective books in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Adequate reserves for the payment of taxes have been established on the books of Vail Banks and WestStar for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing Date, Vail Banks and WestStar shall continue to reserve sufficient funds for the payment of expected tax liabilities in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. Neither Vail Banks nor WestStar have received any notice of a tax deficiency or assessment of additional taxes of any kind and, to the knowledge of officers of Vail Banks or WestStar (collectively "Management"), there is no threatened claim against either Vail Banks or WestStar, or any basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period prior to the date of this Agreement in excess of the accruals or reserves with respect to any such claim shown in the Vail Banks 1997 Financial Statements (as defined below) or disclosed in the notes with respect thereto. There are no waivers or agreements by either Vail Banks or WestStar for the extension of time for the assessment of any taxes. The federal income tax returns of Vail Banks or WestStar have not been examined by the Internal Revenue Service for any period since December 31, 1993.

                        (b) Except as set forth in Section 6.2.5(b) of the Vail Banks Disclosure Memorandum, proper and accurate amounts have been withheld by Vail Banks and WestStar from their employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal, state and local tax laws, and proper and accurate federal, state and local tax returns have been filed by Vail Banks and WestStar for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

                6.2.6  FINANCIAL STATEMENTS.  Vail Banks has delivered to
                       --------------------
the Company true, correct and complete copies of (i) the audited, consolidated financial statements of Vail Banks and WestStar for the years ended December 31, 1995, 1996 and 1997, including balance sheets, statements of income, statements of shareholders' equity, statements of cash flows and related notes (the audited, consolidated financial statements for the year ended December 31, 1997 being referred to as the "Vail Banks 1997 Financial Statements") and (ii) unaudited, consolidated financial statements of Vail Banks and WestStar for the period ended March 31, 1998, including a balance sheet, statement of income and related notes. In addition, Vail Banks will provide to the Company monthly interim unaudited, consolidated financial statements of Vail Banks and WestStar ending at the end of each month prior to Closing and after March 31, 1998. All of such financial statements, except for the interim statements which have been prepared consistently with the audited financial statements of the Company but without footnotes, etc., have been prepared in accordance with generally accepted accounting principles consistently applied and truthfully reflect the assets, liabilities and financial condition of Vail Banks and WestStar as of the dates indicated therein and the results of its operations for the respective periods then ended.

                       6.2.7  REGULATORY REPORTS.  Vail Banks has delivered to
                              ------------------
the Company for review and inspection as a part of the Vail Banks Disclosure Memorandum all Forms FRY6 filed by Vail Banks with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for the three years ended December 31, 1997 and through the date of this Agreement, together with all other reports filed by Vail Banks or WestStar for the same period with the Division of Banking of the Department of Regulatory Agencies of the State of Colorado (the "Division of Banking"), and other applicable regulatory agencies (collectively, the "Reports"). All of such Reports, as amended, have been prepared in accordance with applicable rules and regulations applied on a basis consistent with prior periods and contain in all material respects all information required to be presented therein in accordance with such rules and regulations.

                       6.2.8  ACCOUNTS.  Section 6.2.8 of the Vail Banks
                              --------
Disclosure Memorandum contains a list of each and every bank and other institution in which Vail Banks or WestStar maintains an account or safety deposit box, the account numbers and the names of all persons who are presently authorized to draw thereon, have access thereto or give instructions regarding distribution of funds or assets therein.

                       6.2.9  NOTES AND OBLIGATIONS.  (a)  Except as set forth
                              ---------------------
in Section 6.2.9(a) of the Vail Banks Disclosure Memorandum or as provided for in the loss reserve described in subsection (b) below, all notes receivable or other obligations owned by Vail Banks or WestStar or due to any one of them shown in the Vail Banks 1997 Financial Statements and any such notes receivable and obligations on the date hereof and on the Closing Date are, and will be, genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in Section 6.2.9(a) of the Vail Banks Disclosure Memorandum or in subsection (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to the Company for examination prior to the Closing Date. All such notes and obligations were entered into by either Vail Banks or WestStar, as the case may be, in the ordinary course of business and in compliance with all applicable laws and regulations.

                              (b) Vail Banks has established a loss reserve in
its Vail Banks 1997 Financial Statements and as of the date of this Agreement and will establish a loan loss reserve as of the Closing Date which is or will be adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Vail Banks or WestStar, as the case may be, to enforce the note or obligation, and the representations set forth in subsection
(a) above are qualified in their entirety by the aggregate of such loss reserve.

                        6.2.10 LIABILITIES.  Neither Vail Banks nor WestStar has
                               -----------
any debt, liability or obligation of any kind required to be shown pursuant to generally accepted accounting principles on the consolidated balance sheet of Vail Banks, whether accrued, absolute, known or unknown, contingent or otherwise, including, but not limited to, (a) liability or obligation on account of any federal, state or local taxes or penalty, or interest or fines with respect to such taxes, (b) liability arising from or by virtue of the distribution, delivery or other transfer or disposition of goods, personal property or services of any type, kind or variety, (c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by Vail Banks or WestStar or any other entity covering employees of Vail Banks or WestStar, or (d) environmental liability, except (i) those reflected in the Vail Banks 1997 Financial Statements, and (ii) as disclosed in
Section 6.2.10 of the Vail Banks Disclosure Memorandum. On the Closing Date, Vail Banks shall have no indebtedness of any nature whatsoever, and WestStar shall have any indebtedness resulting from the borrowing of any funds, property or services; provided, however, that this section 6.2.10 shall not apply to the purchase of Federal Funds in the ordinary course of business.

                       6.2.11 ABSENCE OF CHANGES.  Except as specifically
                              ------------------
provided for in this Agreement or specifically set forth in Section 6.2.11 of the Vail Banks Disclosure Memorandum, since December 31, 1997:

                              (a) there have been no changes in the business,
assets, properties, liabilities, results of operations or financial condition of Vail Banks or WestStar, or in any of their respective relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which Management believes will have a material adverse effect on such businesses, assets, liabilities, results of operations, financial conditions or properties;

                              (b) there has been no material damage, destruction
or loss to the assets, properties or business of Vail Banks or WestStar, whether or not covered by insurance, which has had or which Management believes may have an adverse effect thereon;

                              (c) the businesses of Vail Banks and WestStar have
been operated in the ordinary course, and not otherwise, except for the activities undertaken with respect to the pending acquisition by Vail Banks of Independent Bankshares, Inc.;

                              (d) the properties and assets of Vail Banks and
WestStar used in their respective businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

                              (e) the respective books, accounts and records of
Vail Banks and WestStar have been maintained in the usual, regular and ordinary manner;

                              (f) there have been no changes in the articles of
incorporation or charter, as the case may be, or bylaws of Vail Banks or WestStar;

                              (g) there has been no labor dispute, unfair labor
practice charge or employment discrimination charge, nor, to the knowledge of Management, any organizational effort by any union, or institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving Vail Banks or WestStar, or affecting their respective operations;

                              (h) there has been no mortgage, lien or other
encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests or pledges to secure public deposits or federal funds purchased arising in the ordinary course of business) created on or in (including without limitation, any deposit for security consisting of) any asset or assets of Vail Banks or WestStar or assumed by either of them with respect to any of their assets;

                              (i) there has been no indebtedness or other
liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Vail Banks or WestStar which would be required to be reflected on a balance sheet of Vail Banks or WestStar prepared as of the date hereof in accordance with generally accepted accounting principles applied on a consistent basis, except as incurred in the ordinary course of business;

                              (j) no obligation or liability of either Vail
Banks or WestStar has been discharged or satisfied, other than in the ordinary course of business;

                              (k) there have been no sales, transfers or other
dispositions of any asset or assets of either Vail Banks or WestStar, other than sales in the ordinary course of business; and

                              (l) there has been no amendment, termination or
waiver of any right of either Vail Banks or WestStar under any contract or agreement or governmental license, permit or permission which has had or may have an adverse effect on either of their businesses or properties.

                       6.2.12 LITIGATION AND PROCEEDINGS.  Except as set forth
                              --------------------------
in Section 6.2.12 of the Vail Banks Disclosure Memorandum, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental actions or investigations pending or, to the knowledge of Management, threatened against, by or affecting either Vail Banks or WestStar, or any officer, director, employee or agent in such person's capacity as an officer, director, employee or agent of either Vail Banks or WestStar or relating to the business or affairs of either Vail Banks or WestStar, in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against or with respect thereto by any agency, arbitrator, court, commission or other authority, nor does either Vail Banks or WestStar have any unasserted contingent liabilities which might have an adverse effect on either of their assets or on the operation of their respective businesses or which might prevent or impede the consummation of the transactions contemplated by this Agreement.

                 6.3  BUSINESS OPERATIONS.
                      -------------------

                      6.3.1  CUSTOMERS.  Management has no knowledge of any
                             ---------
presently existing facts which could reasonably be expected to result in the loss of any material borrower or depositor of WestStar or in the inability of WestStar to collect amounts due therefrom or to return funds deposited thereby, except as set forth in Section 6.3.1 of the Vail Banks Disclosure Memorandum.

                      6.3.2  PERMITS; COMPLIANCE WITH LAW.  (a)  Vail Banks and
                             ----------------------------
WestStar have all permits, licenses, approvals, authorizations and registrations under all federal, state, local and foreign laws required for them to carry on their respective businesses as presently conducted, and all of such permits, licenses, approvals, authorizations and registrations are in full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of Management, threatened.

                             (b) Vail Banks and WestStar have complied with all
laws, regulations, and orders applicable to them or their businesses. Section 6.3.2(b) of the Vail Banks Disclosure Memorandum contains a list of any known violations of such laws, regulations, ordinances or rules by any present officer, director, or employee of Vail Banks or WestStar which occurred since December 31, 1992, and which resulted in any order, proceeding, judgment or decree which would be required to be disclosed pursuant to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission if Vail Banks or WestStar had been subject to the reporting requirements under the Securities Act or the Exchange Act. No past violation of any such law, regulation, ordinance or rule has occurred which could impair the right or ability of Vail Banks or WestStar to conduct their businesses.

                             (c) Except as set forth in Section 6.3.2(c) of the
Vail Banks Disclosure Memorandum, no notice or warning from any governmental authority with respect to any failure or alleged failure of Vail Banks or WestStar to comply in any respect with any law, regulation or order has been received, nor is any such notice or warning proposed or, to the knowledge of Management, threatened.

                      6.3.3  ENVIRONMENTAL.  (a)  Except as set forth in Section
                             -------------
6.3.3(a) of the Vail Banks Disclosure Memorandum, Vail Banks and WestStar:

                                  (i)   have not caused or permitted, and have
no knowledge of, the generation, manufacture, use, or handling or the release or presence of any hazardous substances on, in, under or from any properties or facilities currently owned or leased by Vail Banks or WestStar or adjacent to any properties so owned or leased; and

                                  (ii)  have complied with, and have kept all
records and made all filings required by, applicable federal, state and local laws, regulations, orders, permits and licenses relating to the generation, manufacture, use, handling, release or presence of any hazardous substance on, in, under or from any properties or facilities currently owned or leased by Vail Banks or WestStar.

                             (b)  Except as set forth in Section 6.3.3(b) of the
Vail Banks Disclosure Memorandum, neither Vail Banks nor WestStar nor any of their officers, directors, employees or agents, in the course of their employment by Vail Banks or WestStar, has directly or indirectly given advice with respect to, or participated in any respect, directly or indirectly, in, the management or operation of any entity or concern whose business relates in any way to the generation, storage, handling, disposal, transfer, production or processing of hazardous substances, nor has Vail Banks or WestStar foreclosed on any property on which there is a threatened release of any hazardous substances or on which there has been such a release and full remediation has not been completed, or any property on which contained (non-released) hazardous substances or solid wastes are located.

                             (c) Except as set forth in Section 6.3.3(c) of the
Vail Banks Disclosure Memorandum, neither Vail Banks nor WestStar, nor any of their officers, directors, employees, and agents, are aware of, have been told of, or have observed, the presence of any hazardous substance or solid waste on, in, under, or around property on which Vail Banks or WestStar holds a legal or security interest, in violation of, or creating liability under, federal, state or local environmental statutes, regulations, or ordinances.

                       6.3.4  INSURANCE.  Section 6.3.4 of the Vail Banks
                              ---------
Disclosure Memorandum contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, Vail Banks and WestStar or any of their officers, directors and employees, all of which are, and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All terms, obligations and provisions of each of such policies and bonds have been complied with, all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Except as set forth in Section 6.3.4 of the Vail Banks Disclosure Memorandum, Management believes that such policies and bonds provide adequate coverage to insure the properties and businesses of Vail Banks and WestStar and the activities of their officers, directors and employees against such risks and in such amounts as are prudent and customary. Neither Vail Banks nor WestStar will as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. Vail Banks and WestStar have previously made available to the Company a true, correct and complete copy of each insurance policy and bond in effect since January 1, 1992 with respect to the business and affairs of Vail Banks and WestStar.

                 6.4   PROPERTIES AND ASSETS.
                       ---------------------

                       6.4.1  CONTRACTS AND COMMITMENTS.  Section 6.4.1 of the
                              -------------------------
Vail Banks Disclosure Memorandum contains a list identifying and briefly describing all written contracts, purchase orders, agreements, security deeds, guaranties or commitments to which Vail Banks or WestStar is a party, or by which they may be bound, involving the payment or receipt, actual or contingent, of more than $25,000 or having a term or requiring performance over a period of more than ninety (90) days, other than agreements, contracts, security deeds, guaranties or commitments made in the ordinary course of Vail Banks' business and other agreements pursuant to which Vail Banks has received a security interest. Except as set forth in Section 6.4.1 of the Vail Banks Disclosure Memorandum, each such contract, agreement, guaranty and commitment of Vail Banks and WestStar is in full force and effect and is valid and enforceable in accordance with its terms, and constitutes a legal and binding obligation of the respective parties thereto and is not the subject of any notice of default, termination, partial termination or of any ongoing, pending, completed or threatened investigation, inquiry or other proceeding or action that will give rise to any notice of default, termination or partial termination. Vail Banks and WestStar have complied with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been made available to the Company for examination.

                       6.4.2  LICENSES; INTELLECTUAL PROPERTY.  Vail Banks and
                              -------------------------------
WestStar have all patents, trademarks, trade names, service marks, copyrights, trade secrets and know-how reasonably necessary to conduct their businesses as presently conducted and, except as described in Section 6.4.2 of the Vail Banks Disclosure Memorandum, neither Vail Banks nor WestStar is a party, either as licensor or licensee, to any agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or other confidential information, and there are no rights of third parties with respect to any trademark, service mark, trade secrets, confidential information, trade name, patent, patent application, copyright, invention, device or process owned or used by Vail Banks or WestStar or presently expected to be used by either of them in the future. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by Vail Banks or WestStar, are listed in Section 6.4.2 of the Vail Banks Disclosure Memorandum. Vail Banks and WestStar have complied with all applicable laws relating to the filing or registration of "fictitious names" or trade names.

                       6.4.3  PERSONAL PROPERTY.  Vail Banks and WestStar each
                              -----------------
have good and marketable title to all of their respective personalty, tangible and intangible, reflected in the Vail Banks 1997 Financial Statements (except as since sold or otherwise disposed of by either of them in the ordinary course of business), free and clear of all encumbrances, liens or charges of any kind or character except (i) those referred to in the notes to the Vail Banks 1997 Financial Statements as securing specified liabilities (with respect to which no default exists or, to the knowledge of Management, is claimed to exist), (ii) those described in Section
6.4.3 of the Vail Banks Disclosure Memorandum and (iii) liens for taxes not due and payable.

                       6.4.4  LEASES.  (a)  All leases pursuant to which either
                              ------
Vail Banks or WestStar is lessor or lessee (the "Leases") of any real or personal property are valid and enforceable in accordance with their terms; there is not, under any of such Leases any default or, to the knowledge of Management, any claimed default by Vail Banks or WestStar, as the case may be, or event of default or event which with notice or lapse of time, or both would constitute a default by Vail Banks or WestStar, as the case may be, and in respect of which adequate steps have not been taken to prevent a default on either of their parts from occurring.

                              (b) Except as set forth in Section 6.4.4(b) of the
Vail Banks Disclosure Memorandum, there are no contractual obligations, agreements in principle or present plans for either Vail Banks or WestStar to enter into new leases of real property or to renew or amend existing Leases prior to the Closing Date.

                              (c) The copies of the Leases heretofore furnished
or made available by Vail Banks and WestStar to the Company are true, correct and complete, and the Leases have not been modified in any respect other than pursuant to amendments, copies of which have been concurrently delivered or made available to the Company, and are in full force and effect in accordance with their terms.

                              (d) Except as set forth in Section 6.4.4(d) of the
Vail Banks Disclosure Memorandum, no rent has been paid in advance and no security deposit has been paid, nor is any brokerage commission payable, by or to Vail Banks or WestStar with respect to any Lease.

                       6.4.5  REAL PROPERTY.  (a)  Except as disclosed in
                              -------------
Section 6.4.5(a) of the Vail Banks Disclosure Memorandum, Vail Banks and WestStar have good and marketable title to the real property reflected in the Vail Banks 1997 Financial Statements (the "Realty"), and the titles to the Realty are covered by title insurance policies providing coverage in the amount of the original purchase price.

                              (b) Except as set forth in Section 6.4.5(b) of the
Vail Banks Disclosure Memorandum, the interests of Vail Banks or WestStar in the Realty and in and under each of the Leases are free and clear of any and all liens and encumbrances except for liens for current taxes not yet due, and are subject to no present claim, contest, dispute, action or, to the knowledge of Management, threatened action at law or in equity.

                              (c) The present and past use and operations of,
and improvements upon, the Realty and all real properties leased by Vail Banks and WestStar (the "Leased Properties") are in compliance with all applicable building, fire, zoning and other applicable laws, ordinances and regulations, including the Americans with Disabilities Act, and with all deed restrictions of record, no notice of any violation or alleged violation thereof has been received, and to the knowledge of Management, there are no proposed changes therein that would affect the Realty, the Leased Properties or their uses.

                              (d) Management is not aware of any proposed or
pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Realty or the Leased Properties which may adversely affect the Realty or the Leased Properties or the current or currently contemplated use thereof.

                              (e) The buildings and structures owned, leased or
used by Vail Banks and WestStar are, taken as a whole, in good operating order (except for ordinary wear and tear), usable in the ordinary course of business, and are sufficient and adequate to carry on the businesses and affairs of Vail Banks and WestStar as presently conducted.

                 6.5   EMPLOYEES AND BENEFITS.
                       ----------------------

                       6.5.1  COMPENSATION STRUCTURE.  Section 6.5.1 of the Vail
                              ----------------------
Banks Disclosure Memorandum contains a true and complete list of the names, titles, responsibilities and compensation arrangements of each person whose earned compensation (including without limitation all salary, wages, bonuses and fringe benefits, other than those fringe benefits made available to all employees on a non-discriminatory basis), regardless of whether actually payable in such year, from Vail Banks and WestStar for the current fiscal year will equal or exceed $25,000. Section 6.5.1 of the Vail Banks Disclosure Memorandum contains copies of all written agreements, correspondence (other than outstanding offers of employment to prospective employees whose compensation levels will not exceed $25,000 in cash), memoranda and other written materials currently in effect which have been provided to such employees relating to their compensation.

                       6.5.2  DIRECTORS OR OFFICERS OF OTHER CORPORATIONS.
                              -------------------------------------------
Except as set forth in Section 6.5.2 of the Vail Banks Disclosure Memorandum, no director, officer, or employee of Vail Banks or WestStar serves, or in the past five years has served, as a director or officer of any other corporation (other than Vail Banks or WestStar) on behalf of or as a designee of Vail Banks or any of its subsidiaries.

                       6.5.3  EMPLOYEE BENEFITS.  (a)  Except as set forth in
                              -----------------
Section 6.5.3(a) of the Vail Banks Disclosure Memorandum, neither Vail Banks nor WestStar has or maintains a pension plan, profit sharing plan, group insurance plan, employee welfare benefit plan (as such term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance plan, bonus plan, stock option plan or deferred compensation plan for any of its current or former employees.

                              (b) Each "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained by or on behalf of Vail Banks or WestStar (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans") and any defined benefit plan (as defined in Section 3(35) of ERISA) terminated by Vail Banks or WestStar within the five plan-years ending immediately before the Closing Date), which covers or covered any employees of Vail Banks, WestStar, or any subsidiary or of any predecessors thereof (each a "Plan"), is listed in Section 6.5.3(b) of the Vail Banks Disclosure Memorandum, and copies of all the Plans and Plan trusts (if applicable), Summary Plan Descriptions, Actuarial Reports and valuations (if any), and Annual Reports (and attachments thereto) on Form 5500, 5500-C or 5500-R, as the case may be (if required pursuant to ERISA), for the most recent three years with respect to the Plans, Internal Revenue Service determination letters and any other related documents requested by the Company or its counsel have been, or prior to the Closing Date will be, provided to the Company.

                              (c) Except as set forth in Section 6.5.3(c) of the
Vail Banks Disclosure Memorandum, with respect to each Plan: no litigation or administrative or other proceeding is pending or, to the knowledge of Management, threatened; each Plan has been restated or amended so as to comply with all applicable requirements of law, including all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor. Neither the Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to the Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, unless such transaction is specifically permitted under Sections 407 or 408 of ERISA, Section 4975 of the Code or a class or administrative exemption issued by the Department of Labor.

                              (d) Except as set forth in Section 6.5.3(d) of the
Vail Banks Disclosure Memorandum, each Plan has been administered in compliance in all material respects with applicable law and the terms of the Plan.

                              (e) Except as disclosed in Section 6.5.3(e) of the
Vail Banks Disclosure Memorandum and except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), neither Vail Banks nor WestStar has any obligation to provide, or material liability for, health care, life insurance or other benefits after termination of active employment. As of the Closing Date, Vail Banks and WestStar will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, including adequate reserves to provide for any post-retirement health care, life insurance or other benefits with respect to periods of employment prior to the Closing Date, based on an actuarial valuation satisfactory to the actuaries of Vail Banks and WestStar representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plan.

                              (f) To the knowledge of Management, no fact or
circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under

Section 4042 of ERISA in connection with any plan which an Affiliate (as defined below) of Vail Banks maintains within the meaning of Section 4062 or 4064 of ERISA, and, in either case, PBGC has not previously taken any such action which has, or reasonably might, result in any liability of an Affiliate or Vail Banks to the PBGC, which would have an adverse effect on the business of Vail Banks. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Sections 414(b) or 414(c) of the Code of which Vail Banks is also a member.

                              (g) Only current and former employees of Vail
Banks or WestStar participate in any Plan.

                       6.5.4  LABOR-RELATED MATTERS.  Neither Vail Banks nor
                              ---------------------
WestStar is, and neither Vail Banks nor WestStar has been, a party to any collective bargaining agreement or agreement of any kind with any union or labor organization or to any agreement with any of its employees which is not terminable at will or upon ninety (90) days notice at the election of, and without cost or penalty to, Vail Banks or WestStar. Except as set forth in
Section 6.5.4 of the Vail Banks Disclosure Memorandum, neither Vail Banks nor WestStar has received at any time in the past five (5) years, any demand for recognition from any union, and no attempt has been made, or will have been made as of the Closing Date, to organize any of their employees. Vail Banks has complied with all obligations under the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. To the knowledge of Management, there are no unfair labor practice charges pending or threatened against Vail Banks or WestStar, and there are, and in the past three (3) years there have been, no charges, complaints, claims or proceedings, or slowdowns or strikes pending or threatened against, or involving, as the case may be, Vail Banks or WestStar with respect to any alleged violation of any legal duty (including but not limited to any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by Vail Banks or WestStar as to any of their employees or as to any person seeking employment therefrom, and no such violations exist.

                       6.5.5  RELATED-PARTY TRANSACTIONS.  Except for (a)
                              --------------------------
loans and extensions of credit made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Vail Banks or WestStar with other persons who are not affiliated with Vail Banks or WestStar, and which do not involve more than the normal risk of repayment or present other unfavorable features, (b) deposits, all of which are on terms and conditions identical to those made available to all customers of WestStar at the time such deposits were entered into, and (c) transactions specifically described in Section 6.5.5 of the Vail Banks Disclosure Memorandum, there are no contracts with or commitments to present or former 5% or greater shareholders, directors, officers, or employees of Vail Banks or WestStar involving the expenditure after December 31, 1997 of more than $60,000 as to any one individual, including with respect to any business directly or indirectly controlled by any such person, or $100,000 for all such contracts or commitments in the aggregate for all such individuals (other than contracts or commitments relating to services to be performed by any officer, director or employee as a currently-employed employee of Vail Banks or WestStar).

            6.6   OTHER MATTERS.
                  -------------

                  6.6.1  APPROVALS, CONSENTS AND FILINGS.  Except for the
                         -------------------------------
approval of the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC"), the Division of Banking, the shareholders of Vail Banks, or as set forth in Section 6.6.1 of the Vail Banks Disclosure Memorandum, neither the execution and delivery of this Agreement or the Holding Company Merger Agreement by Vail Banks nor the consummation of the transactions contemplated hereby or thereby, will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Vail Banks or WestStar, or any of their respective assets.

                  6.6.2  DEFAULT.  (a)  Except for those consents described in
                         -------
or set forth pursuant to Section 6.6.1 above or as set forth in Section 6.6.2(a) of the Vail Banks Disclosure Memorandum, neither the execution of this Agreement or the Holding Company Merger Agreement nor the consummation of the transactions contemplated herein or therein (i) constitutes a breach of or default under any contract or commitment to which Vail Banks or WestStar is a party or by which Vail Banks or WestStar or their properties or assets are bound, (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets of Vail Banks or WestStar, or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Vail Banks or WestStar.

                         (b) Except as set forth in Section 6.6.2(b) of the Vail
Banks Disclosure Memorandum, neither Vail Banks nor WestStar is in default under its articles of incorporation or charter, as the case may be, or bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other contract or instrument to which Vail Banks or WestStar is a party or by which either of them or any of their property is bound.

                  6.6.3  WESTSTAR.  Vail Banks owns 100% of the equity interests
                         --------
of WestStar.

                  6.6.4  REPRESENTATIONS AND WARRANTIES.  No material
                         ------------------------------
representation or warranty contained in this Article IV or in any written statement delivered by or at the direction of Vail Banks or WestStar pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents furnished to the Company in connection with this Agreement or pursuant hereto are true, correct and complete.

                                 ARTICLE VII
                                 -----------

                     CONDUCT OF THE BUSINESS OF VAIL BANKS
                     --------------------------------------
                          OR WESTSTAR PENDING CLOSING
                          ---------------------------

          During the period from the date of this Agreement and continuing until the Closing Date, or the earlier termination of this Agreement pursuant to
Article IX hereof, Vail Banks agrees (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise consent in advance in writing) that:

          7.1  ORDINARY COURSE.  Except in specific contemplation of the
               ---------------
transactions contemplated by this Agreement and except for the pending acquisition by Vail Banks of Independent Bankshares, Inc., Vail Banks and WestStar shall carry on their businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, without the creation of any indebtedness for borrowed money (other than deposit and similar accounts and customary credit arrangements between banks in the ordinary course of business), and, to the extent consistent with such businesses, use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with representatives, customers, suppliers, personnel and others having business dealings with Vail Banks and WestStar.

          7.2  GOVERNING DOCUMENTS; COMPLIANCE WITH LAW.  Vail Banks and
               ----------------------------------------
WestStar shall not amend their articles of incorporation or charter, as the case may be, or bylaws; provided, however, that Vail Banks may amend its articles of incorporation for the purpose of adjusting the payment schedule of the Series A Preferred Stock or as may be required in order to consummate any Equity Funding Transaction. Vail Banks and WestStar shall each maintain their corporate existence and powers and fully comply with all federal, state and local laws with respect to their operations and the conduct of their businesses.

          7.3  MAINTENANCE OF PROPERTIES.  Vail Banks and WestStar shall
               -------------------------
maintain their properties and assets in satisfactory condition and repair for the purposes intended, ordinary wear and tear and damage by fire or other casualty excepted.

          7.4  BOOKS AND RECORDS.  The books and records of Vail Banks and
               -----------------
WestStar shall be maintained in the usual, regular and ordinary course on a basis consistent with prior years.

          7.5  PAYMENT OF DEBT.  Vail Banks and WestStar shall not pay any
               ---------------
claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the ordinary course of business or as required by the terms of any written instrument evidencing or governing the same, a copy of which has been heretofore made available to the Company.

          7.6  OTHER ACTIONS.  Vail Banks and WestStar shall not take any
               -------------
action that would or could reasonably be expected to result in any of the representations and warranties of Vail Banks and WestStar set forth in this Agreement becoming untrue at any time on or prior to the Closing Date.

          7.7  MAINTENANCE OF INSURANCE.  Vail Banks and WestStar shall
               ------------------------
maintain and keep or cause to be maintained and kept in full force and effect all of the insurance referred to in Section 6.3.4 hereof or other insurance equivalent thereto.

          7.8  INVESTMENT PORTFOLIO.  Vail Banks and WestStar shall only
               --------------------
invest funds of Vail Banks or WestStar in securities of the government of the United States, Repurchase Agreements secured by securities of the government of the United States, federal funds, or deposits insured by the FDIC; provided, further that no such investments by Vail Banks or WestStar shall have a stated maturity of greater than five (5) years and the various stated maturities of the Vail Banks' and the WestStar's investments shall be consistent with the stated maturities of the investments held in the ordinary course of the Vail Banks' and the WestStar's business.

          7.9  ADVICE OF CHANGES.  Vail Banks and WestStar shall promptly
               -----------------
advise the Company orally and in writing of any change or event having, or which Management of Vail Banks and WestStar believes could have, a material adverse effect on the assets, liabilities, business, operations or financial condition of Vail Banks or WestStar, including, but not limited to, the issuance by Vail Banks of any Vail Banks Common Stock at a price in excess of 200% of the then book value of Vail Banks Common Stock.

                                  ARTICLE VIII
                                  ------------

                         CONDITIONS TO OBLIGATIONS OF
                         ----------------------------
                                  VAIL BANKS
                                  ----------

          All of the obligations of Vail Banks under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Vail Banks:

          8.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Company contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and, except where otherwise expressly provided herein, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time, except (i) for those representations and warranties confined to a specific date, which shall be true and correct as of such date, or
(ii) as a result of changes or events expressly permitted or contemplated herein.

          8.2  PERFORMANCE OF CONDITIONS AND AGREEMENTS.  The Company
               ----------------------------------------
Shareholders and the Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          8.3  CERTIFICATES, RESOLUTIONS, OPINION.  The Company shall
               ----------------------------------
have delivered, or cause the Banks to deliver, to Vail Banks:

               (a) a certificate executed by the President or Chairman of the Company, dated as of the Closing Date, and certifying in such detail as Vail Banks may reasonably request to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof;

               (b) certificates executed by the Secretary of State of the State of Colorado dated not more than thirty (30) business days prior to the Closing Date, of the valid existence of the Company and the Banks, respectively, under the laws of Colorado;

               (c) evidence that the Company and the Banks have filed all corporate tax returns required by the laws of the State of Colorado, and have paid all taxes shown thereon to be due; and

               (d) an opinion from counsel of the Company acceptable to Vail Banks and its counsel, dated the Closing Date, in the form attached as Exhibit D.

          8.4  ACCOUNTANTS' LETTER.  Vail Banks shall have received a
               ------------------- -
letter from Dalby, Wendland & Co., P.C. dated the Closing Date, to the effect that: At the request of the Company they have carried out procedures to a specified date not more than five business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of the Company, as follows: (a) read the unaudited balance sheets and statements of income of the Company and the Banks from December 31, 1997 through the date of the most recent monthly financial statements available in the ordinary course of business; (b) read the minutes of the meetings of shareholders and Board of Directors of the Company and the Banks from December 31, 1997 to said date not more than five business days prior to the Closing Date; and (c) consulted with certain officers and employees of the Company and the Banks responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the Company 1997 Financial Statements, (ii) as of said date not more than five business days prior to the Closing Date the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of the Company, in each case as compared with the amounts shown in the Company 1997

Financial Statements, are not different except as set forth in such letter, or
(iii) for the period from December 31, 1997 to said date not more than five business days prior to the Closing Date, the net interest income, total and per share amounts of consolidated income (before extraordinary items) and net income of the Company, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter.

          8.5  REGULATORY APPROVALS.  Vail Banks shall have received from
               --------------------
any and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, including, but not limited to, the Federal Reserve, FDIC and the Division of Banking, all such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

          8.6  CERTIFICATES.  There shall have been filed with the
               ------------
Secretary of State of the State of Colorado articles of merger with respect to the merger of the Company into Vail Banks in accordance with the provisions of Colorado law.

          8.7  EMPLOYMENT.  Except as specified in Section 3.12, all
               ----------
written employment, termination, consulting or similar agreements entered into by the Company or the Banks shall have been effectively terminated with no remaining liabilities, duties or obligations on the part of the Company or the Banks under said agreements.

          8.8  CONSENTS TO THE HOLDING COMPANY MERGER.  The Company shall
               --------------------------------------
have delivered to Vail Banks all consents to the Holding Company Merger that are required to be secured from any party to any agreement with the Company or the Banks.

          8.9  BOARD APPROVAL.  The Board of Directors and shareholders
               --------------
of Vail Banks shall have approved the transactions provided for herein, which approval shall be given no later than thirty (30) days following the date of this Agreement.

          8.10 TERMINATION OF COMPANY SHAREHOLDERS' AGREEMENT.  All of the
               ----------------------------------------------
parties to that Shareholders' Agreement, dated November 30, 1988, as thereafter or hereafter amended, shall execute a written agreement, pursuant to Section
10.2.2 of such Shareholders' Agreement, to terminate such Shareholders'
Agreement.

                                 ARTICLE IX
                                 ----------

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY
                   ----------------------------------------

          All of the obligations of the Company under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Company:

          9.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of Vail Banks contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of such time.

          9.2 PERFORMANCE OF AGREEMENTS.  Vail Banks shall have performed
              -------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          9.3  CERTIFICATES, RESOLUTIONS, OPINIONS.  Vail Banks shall
               -----------------------------------
have delivered to the Company:

               (a) a certificate executed by the President of Vail Banks, dated the Closing Date, certifying in such detail as the Company may reasonably request to the fulfillment of the conditions specified in Sections 9.1 and 9.2 hereof;

               (b) duly adopted resolutions of the Board of Directors of Vail Banks, certified by the Secretary or an Assistant Secretary thereof, dated the Closing Date, authorizing and approving (i) the execution of this Agreement and the Holding Company Merger Agreement, and the consummation of the transactions contemplated herein and therein in accordance with their respective terms, and (ii) all other necessary and proper corporate action to enable Vail Banks to comply with the terms hereof;

               (c) an opinion of Kilpatrick Stockton LLP, counsel for Vail Banks, dated the Closing Date, in the form attached as Exhibit E.

               (d) certificates executed by the Secretary of State of the State of Colorado, dated not more than thirty (30) business days prior to the Closing Date, of the valid existence of Vail Banks under the laws of Colorado.

          9.4  SHAREHOLDER APPROVAL.  This Agreement and the Merger shall
               --------------------
have been approved by the vote of the holders of at least two-thirds of the Company Common Stock and the holders of at least two-thirds of the Vail Banks Common Stock and Vail Banks Preferred Stock.

          9.5  REGULATORY APPROVALS.  Any and all governmental
               --------------------
authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, including, but not limited to, the Federal Reserve, the FDIC and the Division of Banking, shall have granted all such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

          9.6  ACCOUNTANTS' LETTER. The Company shall have received a letter
               -------------------
from Fortner, Baynes, Levkulich and Co., dated the Closing Date, to the effect that: at the request of Vail Banks they have carried out procedures to a specified date not more than five business days prior to the Closing Date, which procedures did not constitute an examination in accordance with generally accepted auditing standards, of the financial statements of Vail Banks, as follows: (a) read the unaudited balance sheets and statements of income of Vail Banks and WestStar from December 31, 1997 through the date of the most recent monthly financial statements available in the ordinary course of business; (b) read the minutes of the meetings of shareholders and Board of Directors of Vail Banks and WestStar from December 31, 1997 to said date not more than five business days prior to the Closing Date; and (c) consulted with certain officers and employees of Vail Banks and WestStar responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that (i) such unaudited interim balance sheets and statements of income are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the Vail Banks 1997 Financial Statements, (ii) as of said date not more than five business days prior to the Closing Date the shareholders' equity, long-term debt, reserve for possible loan losses and total assets of Vail Banks, in each case as compared with the amount shown in the Vail Banks 1997 Financial Statements, are not different except as set forth in such letter, or (iii) for the period from December 31, 1997 to said date not more than five business days prior to the Closing Date, the net interest income, total and per share amounts of consolidated income (before extraordinary items) and net income of Vail Banks, as compared with the corresponding portion of the preceding 12-month period, are not different except as set forth in such letter.

          9.7  ATTORNEY'S OPINION. The Company shall have received from
               ------------------
Kilpatrick Stockton LLP, counsel for Vail Banks, their opinion, in form and substance reasonably satisfactory to the Company, to the effect that the merger of the Company into Vail Banks and the issuance of shares of Vail Banks Common Stock in connection therewith, as described herein, will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

          9.8  CERTIFICATES.  There shall have been filed with the Secretary
               ------------
of State of the State of Colorado articles of merger with respect to the merger of the Company into Vail Banks in accordance with the provisions of Colorado law.

          9.9  DELIVERY OF CONSIDERATION BY VAIL BANKS.  Vail Banks shall
               ---------------------------------------
have delivered the Consideration pursuant to Section 1.4 hereof.

                                 ARTICLE X
                                 ---------

                           WARRANTIES, NOTICES, ETC.
                           -------------------------

          10.1 WARRANTIES.  All statements contained in any certificate
               -----------
or other instrument delivered by or on behalf of the Company pursuant to Article VII or Vail Banks pursuant to Article VIII hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by the delivering party.

          10.2 SURVIVAL OF REPRESENTATIONS.  All representations, warranties,
               ---------------------------
covenants, and agreements made by either party hereto in or pursuant to this Agreement or in any instrument, exhibit or certificate delivered pursuant hereto shall be deemed to have been material and to have been relied upon by the party to which made, but, except as set forth hereafter or specifically stated in this Agreement, such representations, warranties, covenants, and agreements shall expire and be of no further force and effect upon the consummation of the Holding Company Merger; provided, however, that the following shall survive consummation of the Holding Company Merger and the transactions contemplated hereby:

               (a) the opinions of counsel referred to in Sections 8.3(d), 9.3(c) and 9.7 of this Agreement;

               (b) the opinion of accountants referred to in Sections 8.4 and 9.6 of this Agreement;

               (c) any intentional misrepresentation of any material fact made by any party hereto in or pursuant to this Agreement or in any instrument, document or certificate delivered pursuant hereto, which shall survive for a period of two (2) years from the consummation of the Holding Company Merger; and

               (d) the covenant with respect to the Confidentiality of certain information contained in Section 3.4 of this Agreement.

          10.3 NOTICE.  All notices, requests, demands and other
               ------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid to each of the parties hereto at the respective addresses set forth below (or at such other address either party may have theretofore notified the other party in writing):

               (a)  To the Company:   Garner F. Hill, II
                                      Alexander Capital Management Group
                                      1009 18th Street
                                      Suite 2810
                                      Denver, Colorado 80202

                   With copies to:    Rothberger, Johnson & Lyons LLP
                                      1200 Seventeenth Street
                                      Suite 3000

                                      Denver, Colorado 80202
                                      Attn: Tennyson W. Grebenar, Esq.

               (b)  To Vail Banks:    Vail Banks, Inc.
                                      108 S. Frontage Road, West
                                      Suite 101
                                      Vail, Colorado 81657
                                      Attn.:  E. B. Chester, Jr.

                   With copies to:    Kilpatrick Stockton LLP
                                      Suite 2800
                                      1100 Peachtree Street
                                      Atlanta, Georgia  30309-4530
                                      Attn.: R. Alexander Bransford, Jr.

          10.4 ENTIRE AGREEMENT.  This Agreement and the Holding Company
               ----------------
Merger Agreement supersede all prior discussions and agreements by and between Vail Banks and the Company with respect to the Holding Company Merger and the other matters with respect thereto, and the Agreement and the Holding Company Merger Agreement contain the sole and entire agreement between the parties hereto with respect to the transactions contemplated herein.

          10.5 WAIVER; AMENDMENT.  Prior to or on the Closing Date, Vail
               -----------------
Banks, acting through its Board of Directors, Chairman or President, shall have the right to waive any default in the performance of any term of this Agreement by the Company, to waive or extend the time for the fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Vail Banks under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Closing Date, the Company, acting through its Board of Directors or Chairman, shall have the right to waive any default in the performance of any term of this Agreement by Vail Banks, to waive or extend the time for the fulfillment by Vail Banks of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of each of the parties hereto; provided, however, that the provisions of Sections 8.5 and 8.5 requiring regulatory approval shall not be amended by the parties hereto without such approval.

          10.6 OFFICERS' CERTIFICATES.    Each certificate executed and
               ----------------------
delivered by an officer of a party pursuant to this Agreement shall be deemed to have been executed and delivered by such officer in his or her capacity as an officer of the party on whose behalf the certificate is executed and delivered, and not in his or her personal capacity, and such officer shall have no personal liability by reason of his or her execution or delivery of any such certificate in the absence of fraud, deliberate misrepresentation, other intentional tortuous conduct, or gross negligence on the part of that officer.

                                   ARTICLE XI
                                   ----------

                                  TERMINATION
                                  -----------

            11.1  TERMINATION OF AGREEMENT.  This Agreement may be terminated
                  ------------------------
only for the following reasons:

                  (a) MATERIAL ADVERSE CHANGE OF THE COMPANY OR THE BANKS.  By
                      ---------------------------------------------------
either party, if, after the date hereof, a material adverse change in the financial condition or business of the Company, either of the Banks, Vail Banks or WestStar, as the case may be, shall have occurred or the Company, either of the Banks, Vail Banks or WestStar, as the case may be, shall have suffered a material loss or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of any of the Company, either of the Banks, Vail Banks or WestStar, as the case may be, to conduct its business.

                  (b) NONCOMPLIANCE OF THE COMPANY.  By Vail Banks, if the
                      ----------------------------
terms, covenants or conditions of this Agreement to be complied with or performed by the Company at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by Vail Banks.

                  (c) NONCOMPLIANCE OF VAIL BANKS.  By the Company, if the
                      ---------------------------
terms, covenants or conditions of this Agreement to be complied with or performed by Vail Banks at or before the Closing shall not have been complied with or performed in all material respects and such noncompliance or non-performance shall not have been waived by the Company.

                  (d) COMPANY'S FAILURE TO DISCLOSE.  By Vail Banks, if it
                      -----------------------------
learns of any fact or condition not disclosed in this Agreement, the Company Disclosure Memorandum or the Company 1997 Financial Statements and which was required to be disclosed by the Company pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of the Company or either of the Banks which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

                  (e) COMPANY'S ENVIRONMENTAL LIABILITY.  By Vail Banks, if it
                      ---------------------------------
learns of any potential liability of the Company arising from noncompliance with any federal, state or local environmental law by the Company, or any potential liability of the Company arising from any environmental condition of the properties or assets of the Company, including any properties or assets in which the Company holds a security interest.

                  (f) VAIL BANKS' FAILURE TO DISCLOSE.  By the Company, if it
                      -------------------------------
learns of any fact or condition not disclosed in this Agreement, the Vail Banks Disclosure Memorandum or the Vail Banks 1997 Financial Statements and which was required to be disclosed by Vail Banks pursuant to the provisions of this Agreement at or prior to the date of execution hereof with respect to the business, properties, assets or earnings of Vail Banks or WestStar which materially and adversely affects such business, properties, assets or earnings or the ownership, value or continuance thereof.

                  (g) VAIL BANKS' ENVIRONMENTAL LIABILITY.  By the Company, if
                      -----------------------------------
it learns of any potential liability of Vail Banks arising from noncompliance with any federal, state or local environmental law by Vail Banks, or any potential liability of Vail Banks arising from any environmental condition of the properties or assets of Vail Banks, including any properties or assets in which Vail Banks holds a security interest.

                  (h) ADVERSE PROCEEDINGS.  By either party, if any action,
                      -------------------
suit or proceeding shall have been instituted or threatened against either party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of such party, makes consummation of the transactions herein contemplated inadvisable.

                  (i) TERMINATION DATE.  By either party, if neither
                      ----------------
receipt of Regulatory Approvals nor receipt of equity funding required under the terms of the Regulatory Approvals have occurred on or before December 31, 1998.

                  (j) DISSENTERS.  By either party, if the holders of more than
                      ----------
five percent (5%) of the Company Common Stock elect to exercise their statutory right to dissent from the Merger and demand payment in cash for the "Fair Value" of their shares ("Dissenters' Rights"); provided, however, if more than five percent (5%) but less than twenty percent (20%) of the holders of the Company Common Stock elect to exercise their Dissenters' Rights, the Company shall have the right to require Vail Banks to waive its right to terminate the Agreement under this Section 11.1(j).

                  (k) EQUITY FUNDING TRANSACTION.  By Vail Banks, if the
                      --------------------------
offering price of the Vail Banks Common Stock in any Equity Funding Transaction is less than the equivalent of $135 per share based on the current capital structure of Vail Banks (i.e. without giving effect to any stock splits accomplished in connection with any Equity Funding Transaction).

            11.2  DAMAGES.  (a)  If the Company terminates this Agreement for
                  -------
any reason whatsoever after the forty-five (45) day due diligence period and during the twelve (12) month period following the forty-five (45) day due diligence period enters into an agreement to consummate the sale or other disposition of a majority of its Common Stock or substantially all of its assets to any third party or to engage in the combination or reorganization of the Company and/or the Banks with any third party, the Company shall pay to Vail Banks the sum of $500,000.

                  (b) If Vail Banks fails to raise in any Equity Funding Transaction an amount of cash sufficient to enable Vail Banks to deliver to the Company Shareholders the Cash Portion required under Section 1.2 hereof, then Vail Banks shall pay to the Company the sum of $500,000 as liquidated damages. The terms of this Section 11.2(b) provide the exclusive remedy of the Company for any claim brought as a result of Vail Banks failure to raise sufficient cash in any Equity Funding Transaction.

                  (c) Except as otherwise provided in this Article XI, in the event of any wrongful termination of this Agreement by either party, the other party shall have the right to seek all legal and equitable remedies for damages resulting from such wrongful termination. The right of Vail Banks to receive liquidated damages pursuant to Section 11.2(a) shall be in addition to, and not in limitation of, the right of Vail Banks to seek all legal and equitable remedies for damages resulting from a wrongful termination of this Agreement by the Company.

                                 ARTICLE XII
                                 -----------

                         COUNTERPARTS, HEADINGS, ETC.
                         ----------------------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

                                 ARTICLE XIII
                                 ------------

                                BINDING EFFECT
                                --------------

          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the others.

                                  ARTICLE XIV
                                  -----------

                                 GOVERNING LAW
                                 -------------

          The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto all as of the day and year first above written.


                         [Signatures on following page]

                                 VAIL BANKS, INC.



                                 By: /s/ E.B. Chester, Jr.
                                     ---------------------
                                         Chairman
(CORPORATE SEAL)

Attest:


/s/ Sharon B. Davis
    ---------------
    Secretary


                                 TELLURIDE BANCORP, LTD.


                                 By:  /s/Garner F. Hill, II,
                                      ----------------------
                                      Chairman
(CORPORATE SEAL)

Attest:


/s/ Robert Campbell
    ---------------
    Secretary

                                INDEX TO EXHIBIT



                               Index of Exhibits
                               -----------------

Exhibit A:  Agreement and Plan of Merger by and between Telluride Bancorp, Inc., and Vail Banks, Inc.
Exhibit B:  A List of Company Shareholders and Number of Shares Owned
Exhibit C:  List of Vail Banks Shareholders and Number of Shares Owned
Exhibit D:  Opinion of Company
Exhibit E:  Opinion of Kilpatrick Stockton LLP, Counsel for Vail Banks
Exhibit F:  Registration Rights Agreement
Exhibit G:  Vail Banks Shareholders' Agreement
Exhibit H:  Determination of the Consideration to be delivered to Company
            Shareholders
Exhibit I:  Employment Agreements

                      FIRST AMENDMENT TO MERGER AGREEMENT
                      -----------------------------------
                           AND PLAN OF REORGANIZATION
                           --------------------------

     THIS FIRST AMENDMENT TO MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") is made and entered into as of the 29th day of October, 1998, by and between VAIL BANKS, INC., a Colorado corporation (hereinafter "Vail Banks"), [and unless the context otherwise requires, the term "Vail Banks" shall include both Vail Banks and its wholly-owned subsidiary, WestStar Bank, a Colorado bank] and TELLURIDE BANCORP, LTD., a Colorado corporation (hereinafter the "Company"), [and unless the context otherwise requires, the term the "Company" shall include its wholly-owned subsidiaries, Bank of Telluride, a Colorado bank, and Western Colorado Bank, a Colorado bank.]

     WHEREAS, Vail Banks and the Company entered that Merger Agreement and Plan of Reorganization, dated April 16, 1998 (the "Merger Agreement");

     WHEREAS, Vail Banks and the Company desire to amend the terms of the Merger Agreement pursuant to Section 10.5 of the Merger Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     I. Paragraphs (d), (e), (f), (g) and (h) of Section 1.2 of the Merger Agreement are deleted in their entirety and the following new paragraphs (d),
(e), (f), (g), (h), (i) and (j) are inserted in lieu thereof:

     "(d) Except as may be modified pursuant to paragraph (g) below and except as modified pursuant to paragraph (h) below, the number of shares of Vail Banks Common Stock to be delivered at the Closing (the "Stock Portion") shall be that number of shares equal to fifty-five percent (55%) of the Company's Assumed Value divided by the Vail Banks Assumed Per Share Value.

     (e) Except as may be modified pursuant to paragraph (g) below and except as modified pursuant to paragraph (h) below, the amount of cash to be delivered to the Company Shareholders at Closing (the "Cash Portion") shall be forty-five percent (45%) of the Company's Assumed Value. For all purposes of this Agreement the Cash Portion shall include all cash paid to those Company Shareholders who exercise their right to dissent from the Merger (the "Dissenting Shareholders").

     (f) (1) If the offering price of the Vail Banks Common Stock based on the current capital structure of Vail Banks (i.e. without giving effect to any stock splits accomplished in connection with any Equity Funding Transaction (the "Unmodified Equity Funding Value")) in any Equity Funding Transaction that does not include a proposed IPO is less than $135 per share then Vail Banks shall have the right to terminate this Agreement as provided in
     Section 11.1(k) hereof.

          (2) If the Unmodified Equity Funding Value in any Equity Funding Transaction that includes a proposed IPO is less than $115 per share then Vail Banks shall have the right to terminate this Agreement as provided in
     Section 11.1(k) hereof.

     (g) (1) Notwithstanding the preceding paragraphs (d) and (e) above, if either (x) the Equity Funding Transactions do not include a proposed IPO or
     (y) the Equity Funding Transactions do include a proposed IPO in which the Unmodified Equity Funding Value is equal to or greater than $135 per share, in the event that the product of (A) the number of shares to be delivered to the Company Shareholders pursuant to paragraph (d) and (B) the Equity Funding Value would be less than forty-five percent (45%) of the sum of the Cash Portion and the Stock Portion, then Vail Banks shall deliver to the Company Shareholders that number of shares of Vail Banks Common Stock which will cause the sum of the Stock Portion (as adjusted) multiplied by the Equity Funding Value to equal forty-five percent (45%) of (x) the Stock Portion (as adjusted) plus (y) the Cash Portion.

          (2) Notwithstanding paragraphs (d) and (e) above, in the event that the proposed Equity Funding Transactions include an IPO in which the Equity Funding Value is less than $135 per share, the following adjustments shall be made to the Cash Portion and/or the Stock Portion, if applicable, and in the order provided:

              (i) First, if the Unmodified Equity Funding Value of the proposed
                  -----
          IPO is less than $135, the Cash Portion shall be reduced by the product of $65,000 multiplied by the lesser of that number of whole dollars (rounded to the nearest whole dollar, if necessary) by which $135 exceeds either (x) the Unmodified Equity Funding Value or (y) $120.

              (ii) Second, after giving effect to the adjustment in subparagraph
                   ------
          (i) next above, if any,

                  (A) then, if an Equity Funding Value of $135 per share would have caused an adjustment to the Stock Portion pursuant to subparagraph (g)(1) of this Section 1.2, such adjustment to the Stock Portion shall be made;

                  (B) then, until the Cash Portion has been decreased to an
              amount which is equal to 89.93% of the Cash Portion, computed as provided in paragraph (e) of this Section 1.2 before any modification provided in this paragraph (g) (the "Minimum Cash Portion"), in the event that the Stock Portion is less than forty-five percent (45%) of the sum of the Cash Portion and Stock Portion, the Stock Portion shall be increased by that number of shares of Vail Banks Common Stock which will cause the Stock Portion (as adjusted herein and in subparagraph (A) next above) to equal forty-five percent (45%) of (x) the Stock Portion (as adjusted herein and in subparagraph (A) next above) plus (y) the Cash Portion (reduced by that amount of cash that is equal to the product of the additional shares of Vail Banks Common Stock delivered pursuant to this clause multiplied by the Equity Funding Value); and

                  (C) if the Minimum Cash Portion is reached prior to the point at which the Stock Portion is equal to forty-five percent (45%) of the sum of the Cash Portion and the Stock Portion (as adjusted as hereinbefore provided), the Stock Portion shall be further increased by that number of shares of Vail Banks Common Stock that will cause the Stock Portion to equal forty-five percent (45%) of the Stock Portion plus the Cash Portion (each as adjusted pursuant to this paragraph (g)).

     (h) The Company hereby covenants that prior to Closing it will cause each of the participants in its Phantom Stock Plan (the "Plan") described in Schedule
4.2.3 of the Company Disclosure Memorandum to waive their respective rights to receive any payment of benefits under the Plan upon the consummation of the Merger. In consideration therefor Vail Banks hereby convenants to continue the Plan and, at the Closing, to substitute Vail Banks Common Stock for Telluride Common Stock as the common stock referred to in the Plan. In consideration of the foregoing, the total consideration payable by Vail Banks to the Company Shareholders (being the sum of the Stock Portion and the Cash Portion after all adjustments, if any, to be made pursuant to paragraph (g) next above have been made) shall be reduced by that amount which is equal to the difference between
(x) the Aggregate Appreciation (hereinafter defined) of all 610 units held by participants in the Plan at the Closing Date and (y) the aggregate amounts that the Company has theretofore deducted in its consolidated financial statements (in accordance with Section 4.2.6 hereof) (such difference being the "Plan Reduction Amount"). The Plan Reduction Amount shall be divided between reductions of the Stock Portion and the Cash Portion in the same proportions that the Stock Portion and the Cash Portion bear to the sum of the Stock Portion and the Cash Portion immediately prior to the reduction provided in this paragraph (h). For purposes of this subparagraph (h), "Aggregate Appreciation" means the sum of the Appreciation per Unit, as defined in paragraph 7 of the Plan, of each unit held by each participant in the Plan immediately prior to Closing.

     (i) The Company Shareholders shall be entitled to elect to receive shares of Vail Banks Common Stock, cash or a combination thereof, in the amounts specified by such Company Shareholders in accordance with the provisions of this paragraph. On a date prior to the date of the meeting of Company Shareholders to approve this Amendment (the "Company Shareholder Meeting"), a form of election shall be mailed to each Company Shareholder (the date of such form of election being referred to herein as the "Mailing Date"). Each Company Shareholder shall indicate thereon his or her preference as to the proportion of Vail Banks Common Stock and/or cash which he or she desires to receive in exchange for his or her Company Common Stock and shall return the form to the secretary of the Company prior to the adjournment of the Company Shareholder Meeting (the "Election Date"). If the form of election of any Company Shareholder is not returned prior to the Election Date, such Company Shareholder will be deemed to have elected to receive (1) an amount of cash equal to the Cash Portion multiplied by the Company Shareholder's percentage ownership in the Company immediately prior to the Merger and (2) that number of shares of Vail Banks Common Stock equal to the Stock Portion multiplied by the Company Shareholder's percentage ownership in the Company immediately prior to the Merger. If Company Shareholders elect to receive in the aggregate an amount of cash in excess of the Cash Portion, then the amount of cash to be paid to any Company Shareholder shall be adjusted to equal the amount which bears the same ratio to the total amount of cash elected to be received by such Company Shareholder as the Cash Portion, bears to the total amount of cash elected to be received by all Company Shareholders. Conversely, if Company Shareholders elect to receive in the aggregate a number of shares of Vail Banks Common Stock in excess of the Stock Portion then the number of shares of Vail Banks Common Stock to be delivered to any Company Shareholder shall be adjusted to equal the number of shares of Vail Banks Common Stock which bears the same ratio to the total number of shares of Vail Banks Common Stock elected to be received by such Company Shareholder as the Stock Portion bears to the total number of shares of Vail Banks Common Stock elected to be received by all Company Shareholders.

     (j) For purposes of this Section 1.2, "Equity Funding Value" shall mean the price paid for one share of Vail Banks Common Stock in any Equity Funding Transaction.

Upon the terms and conditions of this Agreement and the Holding Company Merger Agreement, Vail Banks shall make available on or before the Effective Date of the Merger (as defined in the Holding Company Merger Agreement) for delivery to (or to the order of) the Company Shareholders sufficient funds to provide for cash payments to the Company Shareholders as provided in this Agreement.

An example of the determination of the consideration to be delivered to the Company Shareholders pursuant to subparagraph (g)(1) of this Section 1.2 is attached hereto as Exhibit H, and an example of the consideration to be delivered to the Company Shareholders pursuant to subparagraph (g)(2) of this
Section 1.2 is attached hereto as Exhibit H-1."

          II. Section 11.1(k) of the Merger Agreement is deleted in its entirety and the following new Section 11.1(k) is inserted in lieu thereof:

          "(k) By Vail Banks, if either (i) the Unmodified Equity Funding Value in any Equity Funding Transaction that does not include a proposed IPO is less than $135 per share or (ii) the Unmodified Equity Funding Value is less than $115 per share."

          III. Exhibit H-1 annexed hereto is hereby added to the Merger Agreement. Said exhibit computes the Stock Portion and the Cash Portion in accordance with Section 1.2 hereof except that it does not include the reduction
                                   ------
of the Stock Portion and the Cash Portion by the Plan Reduction Amount (as provided in paragraph (h) of Section 1.2).

          IV. Except as and to the extent expressly modified and amended hereby, the parties hereto ratify and affirm the Merger Agreement in accordance with its terms.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties have caused the First Amendment to be executed under seal as of the day and year first above written.


[SEAL]                            TELLURIDE BANCORP, INC.


Attest:                           By: /s/ Garner F. Hill II
                                      ----------------------------

                                  Name:
--------------------------             ---------------------------
Secretary
                                       Title:  Chairman
                                               -------------------


[SEAL]                            VAIL BANKS, INC.


Attest:                           By: /s/ E.B. Chester
                                      ----------------------------

/s/ Kate Calhoun                    Name:
--------------------------               -------------------------
Secretary
                                       Title:  Chairman
                                               -------------------

                                  EXHIBIT H-1

     Schedule of consideration upon varying initial public offering prices.